UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

GREAT SOUTHERN BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, If other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

GREAT SOUTHERN BANCORP, INC.

1451 E. Battlefield

Springfield, Missouri 65804

(417) 887-4400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 13, 2026

You are hereby notified and cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Great Southern Bancorp, Inc. (“Bancorp”), which will be held on May 13, 2026 at 10:00 a.m. Central Daylight Time. This year’s Annual Meeting will be a virtual meeting and will not be held at a physical location. You will be able to attend the Annual Meeting by means of remote communication and vote and submit questions during the Annual Meeting via a live webcast by visiting www.meetnow.global/M76WG77.

A proxy statement and proxy card for the Annual Meeting are enclosed. The Annual Meeting is for the purpose of considering and voting upon the following matters:

1.	the election of four directors, each for a term of three years;

2.	an advisory (non-binding) vote on executive compensation;

3.	the approval of the Great Southern Bancorp, Inc. 2026 Omnibus Incentive Plan;

4.	the ratification of the appointment of Forvis Mazars, LLP as Bancorp’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and

5.	such other matters as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

Pursuant to the bylaws of Bancorp, the Board of Directors has fixed March 3, 2026 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only record holders of the common stock of Bancorp as of the close of business on that date will be entitled to vote at the Annual Meeting, or any adjournments or postponements thereof.

The Board of Directors of Bancorp unanimously recommends that you vote FOR the election of the nominees named in the accompanying proxy statement, FOR the advisory (non-binding) vote on executive compensation, FOR the approval of the Great Southern Bancorp, Inc. 2026 Omnibus Incentive Plan and FOR the ratification of the appointment of the independent registered public accounting firm.

Bancorp is using a Securities and Exchange Commission rule to furnish its proxy statement, Annual Report and proxy card over the internet to stockholders who own fewer than 500 shares.  This means that these stockholders will not receive paper copies of the proxy materials.  Instead, these stockholders will receive only a notice containing instructions on how to access the proxy materials over the internet.  If you received only this notice by mail and would like to request a printed copy of the proxy materials, the notice contains instructions on how you can do so.

Regardless of whether you plan to attend the Annual Meeting via the webcast, please read the accompanying proxy statement and then vote by internet, telephone or mail as promptly as possible. Voting promptly will help ensure the presence of a quorum and save Bancorp from additional expense in soliciting proxies.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 13, 2026.

The Proxy Statement and the annual report to stockholders are available at www.greatsouthernbank.com (click “Investor Relations”).

By Order of the Board of Directors

/s/ William V. Turner
William V. Turner
Chairman of the Board

Springfield, Missouri
March 31, 2026

GREAT SOUTHERN BANCORP, INC.
1451 E. Battlefield
Springfield, Missouri 65804
(417) 887-4400

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 13, 2026

Solicitation of Proxies

This proxy statement is being furnished to stockholders of Great Southern Bancorp, Inc. (“Bancorp,” the “Company,” “we,” “us,” “our”) in connection with the solicitation by our Board of Directors of proxies to vote our common stock, $.01 par value per share (“Common Stock”), at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 13, 2026, at 10:00 a.m., Central Daylight Time, and at any and all adjournments or postponements thereof. This year’s Annual Meeting will be a virtual meeting and will not be held at a physical location. Stockholders will be able to attend the Annual Meeting by means of remote communication and vote and submit questions during the Annual Meeting via a live webcast by visiting www.meetnow.global/M76WG77. The Notice of the Annual Meeting, a proxy card and our Annual Report to Stockholders for the fiscal year ended December 31, 2025 accompany this proxy statement. Certain of the information in this proxy statement relates to Great Southern Bank (“Great Southern” or the “Bank”), a wholly owned subsidiary of Bancorp.

At the Annual Meeting, stockholders are being asked to consider and vote upon (i) the election of four directors of Bancorp, (ii) an advisory (non-binding) vote on executive compensation (the “Say on Pay Vote”), (iii) the approval of the Great Southern Bancorp, Inc. 2026 Omnibus Incentive Plan (the “Omnibus Incentive Plan Proposal”) and (iv) the ratification of the appointment of Forvis Mazars, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (the “Independent Auditor Proposal”).

Regardless of the number of shares of Common Stock owned, it is important that stockholders be represented by proxy or be present at the Annual Meeting. Stockholders are requested to vote by internet, telephone or mail as promptly as possible.

A proxy may be revoked by a stockholder at any time prior to its exercise by filing written notice of revocation with the Secretary of Bancorp at the above address, by delivering to Bancorp, at any time before the Annual Meeting, a duly executed proxy card bearing a later date, or by attending the Annual Meeting by webcast and voting during the Annual Meeting. Attendance at the Annual Meeting will not in and of itself have the effect of revoking a properly executed proxy. If your shares are held in “street name” through a bank, broker or other nominee, you must follow the instructions on the form you receive from your bank, broker or other nominee with respect to revoking your proxy.

The cost of solicitation of proxies and of the Annual Meeting will be borne by Bancorp. In addition to the solicitation of proxies by mail, proxies may also be solicited personally or by telephone by directors, officers and other employees of Bancorp or Great Southern not specifically engaged or compensated for that purpose. Bancorp will also, upon request, reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to beneficial owners of the Common Stock.

We are using a Securities and Exchange Commission (“SEC”) rule to furnish our proxy statement, Annual Report and proxy card over the internet to stockholders who own fewer than 500 shares.  This means that these stockholders will not receive paper copies of the proxy materials.  Instead, these stockholders will receive only a notice containing instructions on how to access the proxy materials over the internet.  If you received only that notice by mail and would like to request a printed copy of the proxy materials, the notice contains instructions on how you can do so.

The approximate date on which this proxy statement and the accompanying proxy card are first being made available to stockholders is March 31, 2026.

Voting

Bancorp’s Board of Directors has fixed March 3, 2026 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, and any and all adjournments or postponements thereof. Only stockholders of record as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The total number of shares of Common Stock outstanding on the Record Date was 10,965,711. These are the only securities of Bancorp entitled to vote at the Annual Meeting.

Each holder of the Common Stock is entitled to cast one vote for each share of Common Stock held on the Record Date on all matters, except that, pursuant to Section D of Article V of Bancorp’s charter, any stockholder that beneficially owns in excess of 10% of the then outstanding shares of Common Stock (the “Limit”) is not entitled to vote shares in excess of the Limit.

In order for any proposals considered at the Annual Meeting to be approved by stockholders, a quorum must be present. The holders of a majority of the shares of the Common Stock entitled to vote, present or represented by proxy at the meeting, will constitute a quorum. Abstentions and broker non-votes will be counted for purposes of determining a quorum. Shares in excess of the Limit, however, will not be considered present for purposes of determining a quorum. Directors will be elected by a plurality of the votes cast. The approvals of the Say on Pay Vote, the Omnibus Incentive Plan Proposal and the Independent Auditor Proposal each require the affirmative vote of a majority of the votes cast on the matter.

With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld and broker non-votes will be excluded entirely from the vote and will have no effect on the election of directors. With regard to the Say on Pay Vote, the Omnibus Incentive Plan Proposal and the Independent Auditor Proposal, stockholders may vote for or against these proposals or abstain from voting on these proposals. In determining the percentage of shares that have been affirmatively voted on the Say on Pay Vote, the Omnibus Incentive Plan Proposal and the Independent Auditor Proposal, the affirmative votes will be measured against the aggregate votes for and against each proposal. Thus, abstentions and broker non-votes will have no effect on the Say on Pay Vote, the Omnibus Incentive Plan Proposal or the Independent Auditor Proposal.

All shares of Common Stock represented at the Annual Meeting by proxies solicited hereunder will be voted in accordance with the specifications made by the stockholders executing the proxies. If a properly executed and unrevoked proxy solicited hereunder does not specify how the shares represented thereby are to be voted, the shares will be voted FOR the election as directors of the persons named in this proxy statement, FOR the Say on Pay Vote, FOR the Omnibus Incentive Plan Proposal and FOR the Independent Auditor Proposal, and in accordance with the discretion of the persons appointed proxy for the shares upon any other matters as may properly come before the Annual Meeting.

PROPOSAL I. ELECTION OF DIRECTORS

The number of directors constituting Bancorp’s Board of Directors is currently ten. Bancorp’s Board is divided into three classes. The term of office of one class of directors expires each year in rotation so that the class up for election at each annual meeting of stockholders serves for a three-year term. The terms of four of the present directors are expiring at the Annual Meeting.

Each director elected at the Annual Meeting will hold office for a three-year term expiring in 2029, or until that director’s successor is elected and qualified. We expect that the other directors will continue in office for the remainder of their terms. The nominees for director have indicated that they are willing and able to serve as director if elected and have consented to being named as nominees in this proxy statement. If the nominees should for any reason become unavailable for election, it is intended that the proxies will be voted for the substitute nominees as shall be designated by the present Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, unless the proxies direct otherwise.

The principal occupation and business experience for the last five years and certain other information with respect to each nominee is set forth below. The information concerning the nominees has been furnished by them to us.

Nominees to Serve a Three-Year Term Expiring at the 2029 Annual Meeting

Kevin R. Ausburn, age 70, was first appointed a director of Bancorp and Great Southern in 2017. Mr. Ausburn was the Chairman and Chief Executive Officer of SMC Packaging Group in Springfield, Mo, before retiring from SMC at the end of 2024. He has served with many civic and charitable organizations, including Springfield Business Development Corporation, Ozarks Trails Council – Boy Scouts of America Board, Association of Independent Corrugated Converters Board, Good Government Committee, Voice of Business Committee, Council of Churches of the Ozarks Foundation, and Community Foundation of the Ozarks – Audit/Operations Committee. He is also a certified public accountant. Mr. Ausburn’s background as a senior executive, owner and operator of multiple businesses in the Springfield area provides a long history of entrepreneurship and managerial knowledge that are particularly valuable to the Board. He also brings to the Board knowledge and experience regarding local business and economic matters.

Amelia A. Counts, age 54, was appointed a director of Bancorp and Great Southern Bank in 2024. Ms. Counts currently is Regional Vice President, Client Success at St. Louis-based Wise F&I. She has more than 25 years of experience in sales and marketing of information technology and software solutions, primarily in the automotive industry. Ms. Counts earned a bachelor’s degree from Missouri State University. She has received extensive training from several notable national sales training organizations, including the Northwestern Kellogg Sales Institute. Ms. Counts currently serves on the Board of Trustees for the Missouri State University Foundation Executive Committee and is Chair-elect of Bears WIN (Women’s Impact Network). She previously served on the Missouri State University Board of Governors from 2017 to 2023, acting as chair in 2021, and served as Vice Chair of the Search Committee for the 12th University President in 2024. In addition, Ms. Counts is a board member of St. Louis Artworks, an Advisor of the Alumni Board for Delta Zeta Sorority – Epsilon Nu Chapter and member of Focus St. Louis.

Steven D. Edwards, age 60, was first appointed a director of Bancorp and Great Southern in 2022. Mr. Edwards retired in 2022 as President and Chief Executive Officer of CoxHealth, a community-based, not-for-profit health system headquartered in Springfield, Missouri. He joined CoxHealth in 1992 and held various leadership positions there before being named President and Chief Executive Officer in 2012. In that role, he was responsible for the strategic direction and daily operations of CoxHealth, which has six hospitals, more than 80 clinics and more than 12,000 employees throughout southwest Missouri. Mr. Edwards has served on numerous boards of civic and charitable organizations, including Drury University’s Board of Trustees, The Healthy Living Alliance, Burrell Behavioral Health Center, the Community Blood Center of the Ozarks and City Utilities of Springfield, and is the past Chair of the Missouri Hospital Association. Mr. Edwards’s experience as the chief executive officer of a large organization and strong ties to the local community make him a valuable member of the Board.

Douglas M. Pitt, age 59, was first appointed a director of Bancorp and Great Southern in 2015. Mr. Pitt has been a technology entrepreneur for decades, currently as the owner of Pitt Technology Group, LLC. His former company, ServiceWorld Computer Center, was a past recipient of the Springfield Area Chamber of Commerce Small Business of the Year Award and was recognized as the Springfield Business Journal’s Philanthropic Business of the Year. Mr. Pitt is also the owner of Pitt Development Group, LLC, a medical office specialty real estate development company. Mr. Pitt is a well-known philanthropist and civic leader, both locally and internationally. He currently serves as a board member of WorldServe International, which operates one of the largest water drilling companies in East Africa. Locally, he founded Care to Learn, a non-profit organization with a mission to fund child health, hunger and hygiene needs. Mr. Pitt is also past Chairman of the Springfield Area Chamber of Commerce. Mr. Pitt’s experience as a business owner and entrepreneur, particularly in the information technology and real estate industries, as well as his significant community involvement, provide knowledge and leadership that are valuable to the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Information with Respect to the Continuing Directors

In addition to the nominees proposed for re-election to the Bancorp Board of Directors, the following individuals are also members of the Bancorp Board, each serving for a term ending on the date of the annual meeting of stockholders in the year indicated. The principal occupation and business experience for the last five years and certain other information with respect to each continuing director of Bancorp is set forth below. The information concerning the continuing directors has been furnished by them to us.

Directors Serving a Term Expiring at the 2027 Annual Meeting

Thomas J. Carlson, age 73, was first appointed a director of Bancorp and Great Southern in 2001. Mr. Carlson is an attorney and practiced bankruptcy law until 1998. Thereafter, until 2022, he developed various apartment and housing projects in Missouri, Kansas and Oklahoma. Mr. Carlson served twice on the Springfield City Council from 1983 through 1993 and from 1997 through 2009, including seven terms as Mayor of the City of Springfield. In 2022, he founded the Springfield Daily Citizen, a nonprofit digital newspaper operating from the campus of Missouri State University. Mr. Carlson’s many years of service on the Springfield City Council and as Mayor of the City of Springfield give him deep ties to the Springfield community and a thorough understanding of local business and economic matters. He also brings to the Board knowledge and experience in real estate and legal matters.

Debra Mallonee (Shantz) Hart, age 62, was first appointed a director of Bancorp and Great Southern in 2017. Ms. Hart is an attorney and practiced law for more than 25 years, representing clients in the areas of real estate development, real estate finance and business law. She is now engaged full-time in real estate development and management. Ms. Hart served as vice president and general counsel for John Q. Hammons Hotels for thirteen years. She has developed real estate for affordable housing purposes since 2008 in Missouri, Arkansas and Oklahoma. Active in the community, Ms. Hart has served on numerous community and non-profit boards, including the Board of Public Utilities of Springfield, Mo., Community Partnership of the Ozarks, Springfield Area Chamber of Commerce Board and Executive Committee (Chairman 2016), Discovery Center, Community Foundation of the Ozarks, Care to Learn (Chairman 2023) and Springfield Boy’s and Girl’s Club Trust Advisory Board. Ms. Hart’s many years of service on numerous community and non-profit boards give her deep ties to the Springfield community and a thorough understanding of local business and economic matters. She also brings to the Board knowledge and experience in real estate and legal matters.

Joseph W. Turner, age 61, joined Great Southern in 1991 and became an officer of Bancorp in 1995. Mr. J. Turner became a director of Bancorp and Great Southern in 1997 and currently serves as President and Chief Executive Officer of Bancorp and Great Southern. Prior to joining Great Southern, Mr. J. Turner was an attorney with the Kansas City, Missouri law firm of Stinson LLP. Mr. J. Turner is the son of William V. Turner, who is a director and the Chairman of the Board of Bancorp and Great Southern. Mr. J. Turner is also the brother of Julie Turner Brown, who is a director of Bancorp and Great Southern. Mr. J. Turner currently serves as a board member at CoxHealth. Mr. J. Turner’s many years of experience as an executive of the Company, including as Chief Executive Officer since 2000, have given him invaluable knowledge of all aspects of the Company’s business and operations and strong leadership and organizational skills.

Directors Serving a Term Expiring at the 2028 Annual Meeting

Julie Turner Brown, age 64, was first appointed a director of Great Southern and Bancorp in 2002. Ms. Brown is an attorney and shareholder with the Springfield, Missouri law firm of Carnahan Evans, P.C., having joined the firm in 1996. Ms. Brown is active in local civic affairs, previously serving on the Boards of Community Foundation of the Ozarks, Care to Learn, Ozarks Technical College Foundation, Boys and Girls Club, the Foundation for Springfield Public Schools and Springfield Innovations, Inc., among others. Ms. Brown is the daughter of William V. Turner, who is a director and the Chairman of the Board of Bancorp and Great Southern, and the sister of Joseph W. Turner, who is a director and the Chief Executive Officer and President of Bancorp and Great Southern. Ms. Brown’s legal background and experience make her a particularly valuable resource to the Board. Ms. Brown also has strong ties to the local community through her involvement in civic affairs.

Earl A. Steinert, Jr., age 89, was first appointed a director of Great Southern and Bancorp in 2004. Mr. Steinert was a practicing certified public accountant from 1962 until his retirement in 2006. He is the owner of EAS Investment Enterprises Inc., which owns and operates hotels in Springfield, Missouri, and was the managing general partner/owner of Mid-American Real Estate Partners, which owned and operated apartments. Mr. Steinert was a member of the American Institute of Certified Public Accountants and Missouri Society of CPAs. Mr. Steinert brings to the Board more than 40 years of experience in public accounting, as well as knowledge and experience in commercial real estate matters.

William V. Turner, age 93, has served as Chairman of the Board of Great Southern since 1974, Chief Executive Officer of Great Southern from 1974 to 2000, and President of Great Southern from 1974 to 1997. Mr. W. Turner has served in similar capacities with Bancorp since its formation in 1989. Mr. W. Turner has also served as Chairman of the Board and President of various other subsidiaries of Great Southern from time to time since 1974. Mr. W. Turner is the father of Joseph W. Turner, who is a director and the Chief Executive Officer and President of Bancorp and Great Southern. Mr. W. Turner is also the father of Julie Turner Brown, who is a director of Bancorp and Great Southern. Mr. W. Turner’s service as Chairman of Great Southern for more than 50 years, including 26 years as Chief Executive Officer, has given him a thorough understanding of the Company’s business and the banking industry and invaluable institutional knowledge.

Director Independence

The Board of Directors of Bancorp has determined that directors Ausburn, Carlson, Counts, Edwards, Hart, Pitt and Steinert are “independent directors,” as that term is defined in Rule 5605 of the Listing Rules of the NASDAQ Stock Market. These directors constitute a majority of the Board.

Board Diversity

The following matrix provides statistical information with respect to the diversity of our Board of Directors.

Board Diversity Matrix (As of March 1, 2026)
Total Number of Directors	10

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	7	---	---

Part II: Demographic Background
African American or Black	---	---	---	---
Alaskan Native or Native American	---	---	---	---
Asian	---	---	---	---
Hispanic or Latinx	---	---	---	---
Native Hawaiian or Pacific Islander	---	---	---	---
White	2	7	---	---
Two or More Races or Ethnicities	1*	---	---	---
LGBTQ+	---	---	---	---
Did Not Disclose Demographic Background	---	---	---	---

*	One director self-identified as both African American or Black and White.

Board Members’ Knowledge, Skills and Experience

The matrix below summarizes key experiences, qualifications, skills, and attributes that our directors bring to the Board. This matrix is not a complete list of each director’s strengths or contributions to the Board. Additional details can be found in each director’s biographical information provided above.

	Ausburn	Brown	Carlson	Counts	Edwards	Hart	Pitt	Steinert	J. Turner	W. Turner
Executive Management/Leadership Experience as a CEO, CFO, COO or similar executive role with a business or large organization.	X	---	X	---	X	X	X	X	X	X
Accounting/Financial Reporting Experience as CFO, in large accounting firm, or other relevant role in accounting, auditing or financial reporting.	X	---	---	---	---	---	---	X	X	---
Corporate Governance/Ethics Experience in governance matters, principles and administration.	X	X	X	X	X	X	X	X	X	X

Legal/Regulatory

Experience as a practicing attorney in understanding legal risks and obligations or as a regulator, part of a regulated financial services firm or in another highly regulated industry.

	---	X	X	X	X	X	---	---	X	X
Information Technology/Data Security Experience in information security, data privacy, cybersecurity, or use of technology to facilitate operations.	---	---	---	---	---	---	X	---	---	---
Risk Management Experience with reviewing or managing risk in a large organization, including specific types of risk (e.g. physical security, financial, or risks facing large financial institutions).	X	---	---	X	X	---	X	---	X	X
Financial Services Industry Experience through significant role in banking, investment management or other financial services industry.	---	---	---	X	---	---	---	---	X	X

Human Resources/ Compensation

Experience in managing and developing a large workforce, managing compensation, managing inclusion and diversity efforts, establishing culture, and implementing succession planning.

	X	---	---	---	X	---	---	---	X	X
Commercial Real Estate Experience developing, investing in, or financing commercial real estate.	---	---	X	---	---	X	X	X	X	X
Strategic Oversight/Operations Experience defining and driving strategic direction and managing operations.	X	X	X	X	X	X	X	X	X	X
Community Affairs Experience in community affairs and managing community relations.	X	X	X	X	X	X	X	---	X	X
Public Company Experience as a board member (other than the Company) or executive of a publicly-traded company.	---	---	---	---	---	---	---	---	X	X

Board Leadership Structure and Board’s Role in Risk Oversight

Leadership Structure. The positions of Chairman of the Board and Chief Executive Officer of the Company are currently held by two persons, with Mr. W. Turner serving as Chairman and Mr. J. Turner serving as Chief Executive Officer. This structure has been in place since 2000, when, as part of a leadership transition, Mr. J. Turner was promoted to Chief Executive Officer and Mr. W. Turner, who had served as Chairman and Chief Executive Officer since 1974, continued as Chairman in an executive capacity. Although Mr. J. Turner has subsequently assumed increased responsibilities from Mr. W. Turner, the Board believes that the separation of the Chairman and Chief Executive Officer positions remains appropriate, as this allows Mr. J. Turner to better focus on his primary responsibilities of overseeing the implementation of our strategic plans and daily consolidated operations, while allowing Mr. W. Turner to lead the Board in its fundamental role of oversight of management.

Role in Risk Oversight. Risk is inherent with the operation of every financial institution, and how well an institution manages risk can ultimately determine its success. We face a number of risks, including but not limited to credit risk, interest rate risk, liquidity risk, operational risk, strategic risk, cybersecurity risk and reputation risk. Cybersecurity risk is a key consideration in our operational risk management capabilities. Given the nature of our operations and business, including our reliance on relationships with various third-party providers in the delivery of financial services, cybersecurity risk may manifest itself through various business activities and channels, and it is thus considered an enterprise-wide risk that is subject to control and monitoring at various levels of management and oversight by the Board. The Board receives updates on the status of our cybersecurity controls, reports of significant cybersecurity incidents and annual education in this area.

Management is responsible for the day-to-day management of the risks we face, while the Board has ultimate responsibility for the oversight of risk management. The Board believes that risk management, including setting appropriate risk limits and monitoring mechanisms, is an integral component and cannot be separated from strategic planning, annual operating planning, and daily management of the Company. Consistent with this approach as well as based on the belief that certain risks require an oversight focus that a Board committee can better provide, the Board integrated the oversight of certain risk areas (internal control, financial reporting and compliance; and compensation and incentive programs) with the Audit Committee and Compensation Committee, respectively. These committees regularly provide reports of their activities and recommendations to the full Board. The Board directly oversees all other material risks, including interest rate risk, credit risk, cybersecurity risk, liquidity and capital adequacy. In support of those activities, members of senior management regularly attend meetings of the Board to report to the Board on the primary areas of risk facing the Company and to respond to any questions or concerns raised by the directors.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines for the Company to assist the Board in the exercise of its duties and responsibilities and to provide an effective corporate governance framework for the Company. The Corporate Governance Guidelines are available on our website, www.greatsouthernbank.com, by selecting “Investor Relations,” then “Corporate Governance,” then “Governance Documents.”

Insider Trading Policy

We have adopted an insider trading policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers and employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable NASDAQ listing standards. A copy of our insider trading policy was filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and was incorporated by reference as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Hedging Transactions

Our insider trading policy prohibits our directors, officers and employees from engaging in hedging or monetization transactions with respect to our securities, including the use of zero-cost collars and forward sale contracts. These types of transactions allow a person to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. They also allow a person to continue to own the covered securities, but without the full risks and rewards of ownership. Because this may result in a misalignment with the objectives of our other security holders, we do not permit our directors, officers and employees to engage in any such transactions with respect to our securities.

DIRECTORS MEETINGS AND COMMITTEES OF
THE BOARD OF DIRECTORS

Meetings of the Board and Committees of the Board

The Board of Directors of Bancorp meets monthly and may have additional special meetings upon the request of one third of the directors then in office (rounded up to the nearest whole number) or upon the request of the President. The Board of Directors of Bancorp is authorized to appoint various committees and has formed the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The Board of Directors of Bancorp currently has no other committees. The Board of Directors of Bancorp held 12 meetings during fiscal 2025. During fiscal 2025, each of the directors of Bancorp attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors of Bancorp and (ii) the total number of meetings held by all committees of the Board of Directors of Bancorp on which the director served, in each case during the period in which he or she served, except for Ms. Counts, who attended 67% of the Audit Committee meetings held in 2025.

The Audit Committee is currently comprised of directors Ausburn, Counts, Carlson, Edwards, Hart, Pitt and Steinert. Each member of the Audit Committee is “independent,” as independence for audit committee members is defined in the Listing Rules of the NASDAQ Stock Market. The Board of Directors of Bancorp has determined that Mr. Steinert is an “audit committee financial expert,” as defined in the SEC’s rules. The Audit Committee held nine meetings during fiscal 2025.

The Audit Committee operates under a written charter adopted by Bancorp’s Board of Directors, a copy of which is available on our website, at www.greatsouthernbank.com, by clicking “Investor Relations” and then “Corporate Governance.” The Audit Committee is appointed by Bancorp’s Board of Directors to provide assistance to the Board in fulfilling its oversight responsibility relating to the integrity of our consolidated financial statements and the financial reporting processes, the systems of internal accounting and financial controls, compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of our internal audit function and independent registered public accounting firm and any other areas of potential financial risks as may be specified by the Board. The Audit Committee also is responsible for hiring, retaining and terminating Bancorp’s independent registered public accounting firm.

Audit Committee Report. The Audit Committee Report included herein shall not be incorporated by reference into any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended, notwithstanding the incorporation by reference of this proxy statement into any such filings. The Audit Committee of the Board of Directors of Bancorp has issued the following report with respect to the audited financial statements of Bancorp for the fiscal year ended December 31, 2025:

●	The Audit Committee has reviewed and discussed with management Bancorp’s fiscal 2025 audited financial statements;

●	The Audit Committee has discussed with Bancorp’s independent registered public accounting firm (Forvis Mazars, LLP) the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC;

●	The Audit Committee has received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm their independence; and

●	Based on the review and discussions referred to in the items above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors of Bancorp:

Kevin R. Ausburn

Thomas J. Carlson

Amelia A. Counts

Steven D. Edwards

Debra Mallonee (Shantz) Hart

Douglas M. Pitt

Earl A. Steinert, Jr.

The Compensation Committee is currently comprised of directors Ausburn, Carlson, Counts, Edwards, Hart, Pitt and Steinert. The Compensation Committee consists solely of independent directors.

The Compensation Committee is responsible for reviewing and evaluating executive compensation and administering our compensation and benefit programs, including equity incentive awards. The Compensation Committee also is responsible for:

●	reviewing from time to time our compensation plans and, if the committee believes it to be appropriate, recommending that the Board amend these plans or adopt new plans;

●	annually reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance in light of these goals and objectives and recommending to the Board the Chief Executive Officer’s compensation level based on this evaluation;

●	overseeing the evaluation of our management, and setting the compensation for our executive officers and other key members of management;

●	recommending to the Board the appropriate level of compensation and the appropriate mix of cash and equity compensation for directors;

●	administering any benefit plan which the Board has determined should be administered by the committee; and

●	reviewing, monitoring and reporting to the Board, at least annually, on management development efforts to ensure a pool of candidates for adequate and orderly management succession.

The Compensation Committee operates under a formal written charter, a copy of which is available on our website, at www.greatsouthernbank.com, by clicking “Investor Relations” and then “Corporate Governance.” During 2025, the Compensation Committee met three times.

The charter of the Compensation Committee does not specifically provide for delegation of any of the authorities or responsibilities of the committee. In setting the compensation of executive officers other than the Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer.

The current members of the Corporate Governance and Nominating Committee are directors Ausburn, Carlson, Counts, Edwards, Hart, Pitt and Steinert. This committee consists solely of independent directors. During 2025, this committee met two times.

The Corporate Governance and Nominating Committee is responsible for:

●	identifying individuals qualified to serve as Board members, consistent with criteria approved by the Board;

●	recommending to the Board the director nominees for election or appointment to the Board, subject to the provisions set forth in the Company’s charter and bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable obligations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation, and public policy) and a commitment to the Company’s communities and shared values, as well as overall experience in the context of the needs of the Board as a whole;

●	recommending to the Board the size of the Board and the appropriate mix of skills, characteristics and experience for the Board as a whole and for individual directors;

●	reviewing nominations submitted by stockholders, which have been submitted to the Corporate Secretary, and which comply with the requirements of the Company’s charter and bylaws. Nominations from stockholders will be considered and evaluated using the same criteria as all other nominations;

●	annually recommending to the Board committee assignments and committee chairs on all committees of the Board, and recommending committee members to fill vacancies on committees, as necessary;

●	periodically reviewing the Board's leadership structure to assess whether it is appropriate given the specific characteristics and circumstances of the Company;

●	developing and recommending to the Board corporate governance guidelines for the Company;

●	overseeing the annual self-evaluation of the Board;

●	assisting the Board in the assessment, development and oversight of corporate responsibility policies, initiatives and strategies, including those relating to environmental and social matters other than with respect to human capital management matters overseen by the Compensation Committee and controls matters overseen by the Audit Committee; and

●	performing any other duties or responsibilities expressly delegated to it by the Board.

Final approval of director nominees is determined by the full Board, based on the recommendation of the Corporate Governance and Nominating Committee.

Pursuant to Bancorp’s bylaws, nominations for directors by stockholders must be made in writing and delivered to the Secretary of Bancorp no earlier than 120 days prior to the meeting date and no later than 90 days prior to the meeting date. If, however, less than 100 days’ notice of the date of the meeting is given or made to stockholders by public notice or mail, nominations must be received by Bancorp not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was first made. In addition to meeting the applicable deadline, nominations must be accompanied by certain information specified in Bancorp’s bylaws.

The Corporate Governance and Nominating Committee operates under a formal written charter, a copy of which is available on our website, www.greatsouthernbank.com, by selecting “Investor Relations,” then “Corporate Governance,” then “Governance Documents.”

Stockholder Communications with Directors

Stockholders may communicate with Bancorp’s Board of Directors by writing to: William V. Turner, Chairman of the Board, Great Southern Bancorp, Inc., 1451 E. Battlefield, Springfield, Missouri 65804.

Board Member Attendance at Annual Stockholder Meetings

Although we do not have a formal policy regarding director attendance at annual stockholder meetings, directors are expected to attend these meetings absent extenuating circumstances. Every person serving as a director of Bancorp at the time of last year’s annual meeting attended that meeting, which was held virtually.

Directors’ Compensation

For 2025, directors of Bancorp received a fee of $1,500 for each regular monthly Board meeting attended, which was the only compensation paid to directors by Bancorp, except for stock options granted in the discretion of the Board of Directors. Directors of Great Southern received a fee of $3,250 for each regular monthly Board meeting attended during 2025. In 2025, the directors of Bancorp and the directors of Great Southern were the same individuals. In 2025, members of the Audit Committee received a fee of $400 per in-person committee meeting attended ($450 for the Audit Committee chair). The directors of the Company and its subsidiaries are not reimbursed for costs incurred in attending board and committee meetings.

The following table sets forth certain information regarding the compensation earned by or awarded to each director, who is not also a named executive officer, who served on Bancorp’s Board of Directors in 2025. Compensation paid to Messrs. W. and J. Turner for their service as directors is reflected in the Summary Compensation Table under the “Salary” Column.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)

Kevin R. Ausburn	$58,800	$24,032	---	$82,832
Julie Turner Brown	57,000	24,032	---	81,032
Thomas J. Carlson	58,600	24,032	---	82,632
Amelia A. Counts	58,600	24,032	---	82,632
Steven D. Edwards	58,600	24,032	---	82,632
Debra Mallonee (Shantz) Hart	58,600	24,032	---	82,632
Douglas M. Pitt	58,600	24,032	---	82,632
Earl A. Steinert	58,600	24,032	---	82,632

(1)	An option to purchase 2,000 shares of the Company’s common stock was awarded during 2025 to each of the non-employee directors named in the table. The amount in the table reflects the grant date fair value of each award determined in accordance with Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC Topic 718”) using the Black-Scholes option-pricing model. The assumptions used in the Black-Scholes option-pricing model to calculate the grant date fair value of these awards are included in Note 19 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC. As of December 31, 2025, total shares underlying stock options held by such directors were as follows: Mr. Ausburn – 23,000 shares, Ms. Brown – 16,500 shares, Mr. Carlson – 20,000 shares, Ms. Counts – 4,000 shares, Mr. Edwards – 8,000 shares, Ms. Hart – 23,000 shares, Mr. Pitt – 18,000 shares and Mr. Steinert – 13,000 shares.

Transactions with Certain Related Persons

The charter of the Audit Committee of Bancorp’s Board of Directors provides that the Audit Committee is to review and approve all related party transactions (defined as transactions requiring disclosure under Item 404 of SEC Regulation S-K) on an ongoing basis.

Loans to Directors and Executive Officers. Great Southern, like many financial institutions, has from time-to-time extended loans to its officers, directors and employees, mostly for the financing of their personal residences, at favorable interest rates. Generally, residential first mortgage loans and home equity lines of credit have been granted at interest rates equal to Great Southern’s cost of funds. Residential first mortgage loans are subject to annual adjustments while home equity lines of credit are subject to monthly adjustments. Other than the interest rate, these loans have been made in the ordinary course of business, on substantially the same terms and collateral as those of comparable transactions prevailing at the time, and, in the opinion of management, do not involve more than the normal risk of collectability or present other unfavorable features. All loans by Great Southern to its directors and executive officers are subject to regulations restricting loans and other transactions with affiliated persons of Great Southern. Great Southern may also grant loans to officers, directors and employees, their related interests and their immediate family members in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons which, in the opinion of management, do not involve more than the normal risk of collectability or present other unfavorable features.

No directors, executive officers or their affiliates had aggregate indebtedness to Great Southern on below market rate loans exceeding $120,000, or a combination of outstanding indebtedness to and credit availability from Great Southern exceeding $120,000 at below market rates, at any time since January 1, 2025 except as noted below.

Name and Position	Loan Type	Date of Loan	Largest Amount Outstanding Since 01/01/25		Principal Paid During 2025		Interest Paid During 2025		Balance as of 12/31/25		Interest Rate at 12/31/25	Estimated Average Market Rate of Interest for 2025	Estimated Difference in Interest from Actual Rate to Average Market Rate
Rex A. Copeland	Home Mortgage	06/06/23		$754,028		$18,323		$18,615		$735,705	2.19%	7.16%		$36,875
Treasurer of Bancorp;
Senior Vice President
and CFO of Great Southern

Kevin L. Baker	Home Mortgage	06/24/24		$1,700,000		$16,415		$60,318		$1,683,585	2.21%	7.80%		$34,129
Chief Credit Officer
and Vice President of
Great Southern

John M. Bugh	Home Mortgage	10/13/17		$864,302		$28,627		$20,461		$835,676	2.41%	7.23%		$44,281
Chief Lending Officer
and Vice President of
Great Southern

Mark A. Maples	Home Mortgage	06/30/17		$232,351		$7,746		$5,752		$224,605	2.18%	6.59%		$9,790
Chief Operations Officer
and Vice President of
Great Southern

Benjamin H. Whitlock(1)	Home Mortgage	08/16/24		$400,000		$2,371		$21,689		$397,629	2.19%	7.69%		$4,676
Senior Commercial Lending	Home Equity Line	03/20/22		$22,015		$73		$2		$21,942	1.91%	7.08%		$122
Relationship Manager
of Great Southern

S. Turner Brown(2)	Home Mortgage	11/23/22		$587,817		$587,817		$4,907	$	---	2.29%	7.60%		$10,038
Director of Finance and	Home Mortgage	06/04/25		$750,000		$10,101		$7,665		$739,899	2.15%	8.00%		$22,526
Accounting of Great Southern	Home Equity Line	06/04/25		$50,159		$66,480		$480	$	---	4.91%	7.13%		$102

Douglas M. Pitt	Home Mortgage	11/03/15		$542,226		$20,327		$12,247		$521,899	2.29%	7.19%		$26,138
Director

Debra Mallonee (Shantz) Hart	Home Mortgage	10/25/18		$370,964		$18,649		$8,734		$352,315	2.41%	7.23%		$17,214
Director	Home Equity Line	10/25/18	$	---	$	---	$	---	$	---	1.91%	7.13%	$	---

(1)	Benjamin H. Whitlock is the son-in-law of Bancorp CEO and director Joseph W. Turner.
(2)	S. Turner Brown is the son of Bancorp director Julie Turner Brown.

The estimated average market rates of interest for 2025 as shown in the table above are based on the interest rate index and margin for each loan that would have been used if Great Southern’s cost of funds was not used. Interest rate reset dates were factored into the index rates used. The estimated difference in interest from actual rate amounts to average market rate amounts shown in the table above represent the difference in interest actually paid during 2025 and interest that would have been paid if the estimated market rates of interest for 2025 were charged.

Employment of Benjamin H. Whitlock. Benjamin H. Whitlock, the son-in-law of Bancorp Chief Executive Officer and director Joseph W. Turner, is employed by Great Southern as a Senior Commercial Lending Relationship Manager in the Springfield, Missouri market. For 2025, Mr. Whitlock’s compensation included salary of $140,065, bonus of $20,124, a stock option award with a grant date fair value of $15,025, 401(k) employer match of $6,738, life insurance premiums of $231 and perquisites and other personal benefits of $10,725.

Employment of S. Turner Brown. S. Turner Brown, the son of Bancorp director Julie Turner Brown, is employed by Great Southern as the Director of Finance and previously served Great Southern as a Commercial Lending Relationship Manager. For 2025, Mr. Brown’s compensation included salary of $184,498, bonus of $37,423, a stock option award with a grant date fair value of $30,050, 401(k) employer match of $9,293, life insurance premiums of $231 and perquisites and other personal benefits of $23,319.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this section, we provide an overview and analysis of our compensation programs, the material compensation policy decisions we have made under those programs, and the material factors that we considered in making those decisions. Following this section, you will find a series of tables containing specific information about compensation paid or payable to the following individuals, whom we refer to as our “named executive officers”:

●	William V. Turner, Chairman of the Board of Directors of Bancorp and Great Southern;

●	Joseph W. Turner, President and Chief Executive Officer of Bancorp and Great Southern;

●	Rex A. Copeland, Treasurer of Bancorp and Senior Vice President and Chief Financial Officer of Great Southern;

●	Kevin L. Baker, Vice President and Chief Credit Officer of Great Southern; and

●	John M. Bugh, Vice President and Chief Lending Officer of Great Southern.

The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program.

Compensation Philosophy and Objectives

The Compensation Committee (the “Committee”) of Bancorp’s Board of Directors, which consists solely of independent directors, administers our compensation and benefit programs and determines the compensation of our senior management. The Committee is responsible for setting and administering the policies which govern executive compensation. The Committee has focused its evaluation of executive compensation on operating performance and the creation of stockholder value, with the intent of meeting the following objectives:

●	maintain the financial strength, safety and soundness of Bancorp and Great Southern;

●	reward and retain key personnel by compensating them at the middle to upper levels of compensation for comparable financial institutions;

●	focus management on long term goals through long-term incentives;

●	provide fair, reasonable and competitive base salaries;

●	emphasize long-term stock ownership of Bancorp stock by executive officers; and

●	properly align risk-taking and compensation.

While the primary components of our compensation program have been base salary, annual incentive bonus and long-term incentives in the form of stock options, the Committee also takes into account the full compensation package provided to the individual, including pension benefits, termination agreements, insurance, perquisites and other benefits. In structuring Mr. J. Turner’s base salary for 2025 and 2026, the Committee reviewed several surveys of base salaries paid to the chief executive officers of groups of financial institutions comparable to us in size and performance on a nationwide basis and based in the Midwest region. Most recently, the Committee considered the following information:

(i)	a survey prepared by Blanchard Consulting Group of the base salaries paid to chief executive officers at regional and community banks nationwide with total assets greater than $3.0 billion, the average of which was $564,371;

(ii)	a survey prepared by Aon Human Capital Analytics of the base salaries paid to chief executive officers at regional and community banks nationwide, the average of which was $804,500;

(iii)	a survey prepared by Compdata Surveys and Consulting of the average base salary paid to chief executive officers at banks and other financial services organizations (A) on a nationwide basis ($673,400), (B) with total assets of between $1.0 billion and $9.9 billion ($764,500), (C) within the industry category of commercial banks ($598,300), and (D) based in the Midwest Region ($555,000), with the average of (A) – (D) being $647,800;

(iv)	a survey prepared by Pearl Meyer & Partners, LLC of the average base salary paid to chief executive officers at banks and other financial services organizations nationwide with assets between $5.0 billion and $10.0 billion, the average of which was $869,173; and

(v)	a survey prepared by American Bankers Association of the average base salary paid to chief executive officers at regional and community banks nationwide with assets greater than $3.0 billion, the average of which was $622,000.

Mr. J. Turner’s base salary of $461,492 for 2025 and $470,722 for 2026 was below the average chief executive officer base salary in each of the surveys noted above.

Base Salaries

We provide the opportunity for our named executive officers and other executives to earn a competitive annual base salary. We do so in order to attract and retain an appropriate caliber of talent for the position, and to provide a base wage that is not subject to our performance risk. Our base salary levels reflect a combination of factors, including competitive pay levels, the executive’s experience and tenure, our overall annual strategic plan for salary increases, the executive’s individual performance, and changes in responsibility. We review salary levels annually to recognize these factors. We do not target base salary at any particular percentage of total compensation.

Each of Messrs. W. and J. Turner has an employment agreement with Bancorp. These agreements provide that the annual base salaries payable to Messrs. W. and J. Turner may be reduced only as part of an overall program, implemented prior to a change in control, applied uniformly and equitably to all members of our senior management. Since 2005, in recognition of the increased responsibilities assumed by Mr. J. Turner and at Mr. W. Turner’s suggestion, Mr. W. Turner’s base annual salary has remained at $200,000 and he has waived his right to receive the annual cash bonus previously provided for under his employment agreement (discussed below under “-Bonuses”), which bonus right was formally eliminated by an amendment to Mr. W. Turner’s employment agreement in 2019. As indicated above, Mr. J. Turner’s base salary was $461,492 for 2025 and increased to $470,722 for 2026. Information regarding the Committee’s considerations in setting Mr. J. Turner’s base salary for 2026 is provided in the preceding section.

For 2025, Messrs. Copeland, Baker and Bugh each had a base salary of $508,305, which was increased to $518,471 each for 2026. In setting the base salaries of the executive officers other than Mr. W. Turner, the Committee takes into account the responsibilities of the position and the experience level of the individual executive, as well as our financial performance and the size and complexity of our operations. In structuring the base salaries for 2026 for Messrs. Copeland, Baker and Bugh, the Committee reviewed compensation information from the same sources and criteria as those identified for Mr. J. Turner related to their respective positions.

Bonuses

Under their employment agreements, Messrs. W. and J. Turner were each previously entitled to receive annual cash bonuses equal to one-half of one percent of our fiscal year pre-tax earnings.  Since 2005, Mr. W. Turner had waived his right to this bonus, with the understanding that Mr. J. Turner’s bonus, if any, could be increased by one-fourth of one percent of our fiscal year pre-tax earnings.  The Compensation Committee approved this arrangement in recognition of the additional responsibilities that Mr. J. Turner had assumed from Mr. W. Turner. Mr. W. Turner’s bonus right was formally eliminated, and Mr. J. Turner’s bonus percentage was formally increased to 0.75% of our fiscal year pre-tax earnings, by amendments to their employment agreements in 2019. Effective March 5, 2020, Mr. J. Turner’s employment agreement was further amended to increase his bonus percentage to 1.00% of our fiscal year pre-tax earnings. The Compensation Committee considered a variety of factors in determining this bonus percentage increase, including the financial success of the Company, peer-based compensation data and Mr. J. Turner’s overall compensation (including non-cash compensation).  We believe that Mr. J. Turner’s bonus arrangement provides an appropriate short-term incentive to increase our earnings, when coupled with the incentives Mr. J. Turner has through his substantial stock holdings to increase our earnings over the long term. The amount of this bonus ($853,441 for 2023, $754,966 for 2024 and $872,970 for 2025) is included in the Summary Compensation Table below under the “Non-Equity Incentive Plan Compensation” column.

Under our 2025 Annual Incentive Bonus Plan, each of the named executive officers other than Messrs. W. and J. Turner (Messrs. Copeland, Baker and Bugh) had a cash bonus opportunity of up to 10.63% of base annual salary, consisting of a targeted bonus opportunity of 8.50% of base salary and a maximum bonus opportunity of 10.63% of base salary (125% of the targeted opportunity), based on the extent to which the Company achieved targeted quarterly earnings per share results (the “quarterly bonus opportunity”). In addition, Mr. Copeland was entitled to earn a separate cash bonus equal to 0.06 percent of the Company’s fiscal year pre-tax earnings. For 2026, the bonus arrangements for Messrs. Copeland, Baker and Bugh remain unchanged. Bonuses paid to the participating named executive officers under our 2025 Annual Incentive Bonus Plan are included in the Summary Compensation Table below under the “Non-Equity Incentive Plan Compensation” column. Messrs. W. Turner and J. Turner did not participate in our 2025 Annual Incentive Bonus Plan.

For the quarterly periods during 2025, the targeted and actual levels of earnings per share for the quarterly bonus opportunity were as follows:

First Quarter 2025

Targeted EPS	Percentage received for corporate performance component

$0.76	50%
1.01	75%
1.13	90%
1.26	100%
1.39	110%
1.58	125%

Earnings per share for the first quarter of 2025, calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), were $1.47, which was below the maximum level of performance for the quarter but above the targeted goal derived from budget projections. Accordingly, a bonus of 110% of the quarterly bonus opportunity was awarded for the first quarter of 2025.

Second Quarter 2025

Targeted EPS	Percentage received for corporate performance component

$0.77	50%
1.03	75%
1.16	90%
1.29	100%
1.42	110%
1.61	125%

Earnings per share for the second quarter of 2025, calculated in accordance with GAAP, were $1.73, which exceeded the maximum level of performance for the quarter above the targeted goal derived from budget projections. Accordingly, a bonus of 125% of the quarterly bonus opportunity was awarded for the second quarter of 2025.

Third Quarter 2025

Targeted EPS	Percentage received for corporate performance component

$0.80	50%
1.07	75%
1.21	90%
1.34	100%
1.47	110%
1.68	125%

Earnings per share for the third quarter of 2025, calculated in accordance with GAAP, were $1.56, which was below the maximum level of performance for the quarter but above the targeted goal derived from budget projections. Accordingly, a bonus of 110% of the quarterly bonus opportunity was awarded for the third quarter of 2025.

Fourth Quarter 2025

Targeted EPS	Percentage received for corporate performance component

$0.77	50%
1.03	75%
1.16	90%
1.29	100%
1.42	110%
1.61	125%

Earnings per share for the fourth quarter of 2025, calculated in accordance with GAAP, were $1.45, which was below the maximum level of performance for the quarter but above the targeted goal derived from budget projections. Accordingly, a bonus of 110% of the quarterly bonus opportunity was awarded for the fourth quarter of 2025.

Stock Options

General. Stock options have been an integral part of our executive compensation program. They are intended to encourage ownership and retention of Bancorp’s stock by key employees as well as non-employee members of the Board of Directors. Through stock options, the objective of aligning key employees’ long-term interests with those of stockholders may be met by providing key employees with the opportunity to build, through the achievement of corporate goals, a meaningful stake in Bancorp. In fiscal 2022, Bancorp’s stockholders approved the 2022 Omnibus Incentive Plan. Upon approval of the 2022 plan by stockholders, Bancorp’s Board of Directors froze the 2018 Equity Incentive Plan, which means that no new grants of awards will be made under that plan, but outstanding awards under the plan were not affected. The committee administering our equity plans (the “Plan Committee”), which is now the Compensation Committee, but was a separately constituted Stock Option Committee prior to January 19, 2022, considers additional options each year as needed to attract and retain employees. These grants typically have been made late in the third quarter or early in the fourth quarter of each year, though the Plan Committee retains discretion to grant options at any time during the year. Our senior management group provides recommendations to the Plan Committee for option grants for rank-and-file employees. Mr. J. Turner provides recommendations to the Plan Committee for grants to members of the senior management group other than himself. All options granted by the Plan Committee are subject to ratification by the Board of Directors, which typically occurs on the same day as the Plan Committee approval. The Board of Directors and the Plan Committee do not take material non-public information into account when determining the timing and terms of option grants, and we have not timed the disclosure of material non-public information for the purpose of affecting the value of executive compensation. Option grants made during 2025 to the named executive officers are included in the Summary Compensation and Grants of Plan-Based Awards tables.

As required by the applicable plan, stock options have an exercise price that is equal to no less than the market value of Bancorp’s common stock on the date of grant, which is the date on which the Board of Directors ratifies the approval of the grant by the Plan Committee. To provide an incentive for a sustained increase in the value of our Common Stock, stock options granted to employees and directors typically do not begin vesting until the second anniversary of the grant date, with 25% of the option vesting on that second anniversary date and 25% vesting on each anniversary date thereafter through the fifth anniversary date.

The 2022 Omnibus Incentive Plan authorizes the granting of stock options, stock appreciation rights and restricted stock awards, as well as restricted stock units, performance shares and performance units.  Although no incentives other than stock options have been granted to date under the 2022 plan, the Plan Committee and the Board may consider the utilization of other types of permitted incentive awards in the future.

At the Annual Meeting, stockholders will be asked to approve the 2026 Omnibus Incentive Plan, which would, like the 2022 Omnibus Incentive Plan, permit the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units.  If the 2026 Omnibus Incentive Plan is approved at the Annual Meeting, then no future awards will be made under the 2022 Omnibus Incentive Plan.  See “Proposal III. Approval of the 2026 Omnibus Incentive Plan.”

Alternative Cash Payment. The Compensation Committee has authorized the Company’s management to offer certain officers who have expressed their intent to retire from their full-time officer position within six years the opportunity to elect to receive an alternative cash payment in lieu of their typical annual stock option award, to the extent the Committee determines to grant such stock option awards. The cash payment will be made over time in annual installments, generally in December of each year, with the first installment occurring the year after the election is made and the final installment occurring (a) upon the officer’s separation from service with the Company or (b) at such later time as may be necessary to ensure compliance with Section 409A of the Internal Revenue Code. Payment of installments prior to the final installment is subject to the officer’s continued employment with the Company. The value of the alternative cash payment is calculated using the Company’s applicable per share expense calculation, determined in connection with the Company’s annual stock option award process (which typically occurs in the fourth quarter). Eligible officers must elect the alternative cash payment prior to being awarded a stock option and, once made, the election may not be rescinded.

As reflected in the Summary Compensation and Grants of Plan-Based Awards tables, Mr. Copeland is the only named executive officer who elected to receive an alternative cash payment in lieu of a stock option award in 2025.

Retirement and Other Benefits

We participate in a multi-employer defined benefit pension plan covering all employees who have met minimum service requirements. Effective July 1, 2006, this plan was closed to new participants. Employees already in the plan as of that date generally continue to accrue benefits. For information regarding benefits payable under this plan to the named executive officers, see “Pension Benefits.”

We have a defined contribution retirement plan covering substantially all of our employees. During 2025, we matched 100% of the employee’s contribution on the first 3% of the employee’s compensation and matched 50% of the employee’s contribution on the next 2% of the employee’s compensation. Our matching contributions for 2025 under this plan to the named executive officers are reflected in the Summary Compensation Table under the “All Other Compensation” column.

In addition to the basic term life insurance coverage maintained for nearly all employees (providing a maximum death benefit of $60,000), Great Southern maintains supplemental term life insurance coverage for all personnel with an “officer” designation, which provides an additional death benefit of $175,000 (“Officer Life Insurance Coverage”). Each named executive officer has Officer Life Insurance coverage of $175,000, other than Mr. W. Turner whose coverage has been age-adjusted to $87,500, and each named executive officer other than Mr. W. Turner (who does not have the basic term life insurance benefit) has the maximum coverage ($60,000) under the basic term life insurance benefit. Premiums paid on behalf of the named executive officers for the Officer Life Insurance Coverage are reflected in the Summary Compensation Table under the “All Other Compensation” column. As part of its health insurance coverage, Great Southern also provides long-term disability coverage to all employees generally. Each of the named executive officers other than Mr. W. Turner (who does not participate in Great Southern’s health insurance plan) is entitled to the maximum long-term disability benefit of $10,000 per month.

Great Southern pays the premiums on separate, individual term life (providing a death benefit of $8 million) and long-term disability insurance policies maintained by Mr. J. Turner; these premiums are reflected in the Summary Compensation Table under the “All Other Compensation” column.

Perquisites and Other Personal Benefits

We provide the named executive officers with perquisites and other personal benefits that we and the Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers.

Payments Upon Termination or Change in Control

Each of Messrs. W. and J. Turner has an employment agreement with Bancorp that provides for certain payments and benefits if their employment is terminated under certain scenarios, including, but not limited to, within the 12 months preceding, at the time of or within 24 months after a change in control. See “Employment Agreements.” These employment agreements thus require a “double trigger” in order for any payments or benefits under the agreements to be provided to Messrs. W. or J. Turner in connection with or following a change in control – in other words, both a change in control and an involuntary termination of employment (which includes a voluntary termination by the executive following a material reduction in his duties, responsibilities or benefits) must occur. The purpose of providing the change in control payments and benefits is to attract and retain top level executives of the highest caliber and mitigate the risk to these executives that their employment will be involuntarily terminated in the event we are acquired. At the same time, the mere sale of our company will not automatically trigger a payout, as our intention is to induce the executive to remain employed following a change in control so long as the acquiring company so desires without a material reduction in the executive’s duties, responsibilities or benefits.

Each of the employment agreements with Messrs. W. and J. Turner previously contained a tax gross up provision which provided generally that if the executive received payments or benefits in connection with a change in control, then to the extent such payments or benefits constituted “parachute payments” under Section 280G of the Internal Revenue Code, he generally would be paid an additional amount (referred to as a “gross up payment”) that would offset, on an after tax basis, the effect of any excise tax consequently imposed on him under Section 4999 of the Internal Revenue Code. The employment agreements were amended on November 17, 2021 to eliminate the gross up provision. As amended, each employment agreement now provides that if the severance benefits payable to the executive would be a parachute payment under Section 280G of the Internal Revenue Code and trigger the excise tax under Section 4999 of the Internal Revenue Code, then the severance benefits will be reduced to the executive’s threshold under Section 280G of the Internal Revenue Code so that no excise taxes are payable by the executive, unless the executive would receive a greater net-after-tax benefit if he received all of his severance benefits and paid the applicable excise tax himself.

We do not have employment or severance agreements with any of our other named executive officers. To mitigate the risk of loss of benefits to these officers if a change in control occurs, their unvested stock options (like the unvested stock options of all other employees) will vest in full upon a change in control.

 Stockholder “Say on Pay” Vote

We are required under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) to include a non-binding, advisory “say on pay” vote in our annual meeting proxy statement at least once every three years, and, at least once every six years, a non-binding, advisory vote on the frequency of future say on pay votes (commonly referred to as a “say on pay frequency vote”), with stockholders having the choice of every year, every two years or every three years. We last held a “say on pay frequency vote” at our 2024 annual meeting of stockholders, on which stockholders cast the most votes in favor of a frequency of every year for future say on pay votes. At our 2025 annual meeting of stockholders, stockholders approved the compensation of the Company’s executives, as disclosed in the Company’s proxy statement for that meeting, with approximately 98% of the votes cast in favor.

Tax Considerations

As in effect during 2017 and prior years, Section 162(m) of the Internal Revenue Code of 1986, as amended, generally eliminated the deductibility of compensation over $1 million paid to the principal executive officer and certain highly compensated executive officers of publicly held corporations, excluding certain qualified performance-based compensation. Stock options, which are the only form of equity-based award currently provided to our executive officers, automatically constituted qualified performance-based compensation, provided that certain plan content and grant procedure requirements were met. Effective for 2018 and future years, H.R. 1, originally known as the “Tax Cut and Jobs Act,” amended Section 162(m) to provide that qualified performance-based compensation will be subject to the $1 million deduction limit, subject to grandfathering of amounts payable under certain agreements in effect on November 2, 2017.

Role of Executive Officers in Determining Compensation

Our Chief Executive Officer, Mr. J. Turner, makes recommendations to the Committee regarding compensation for executive officers other than himself. These recommendations are taken under advisement by the Committee, which may decide to provide compensation in amounts greater or lesser than the amounts recommended by Mr. J. Turner. For 2025, the compensation paid to the executive officers other than Mr. J. Turner was generally consistent with Mr. J. Turner’s recommendations.  Mr. J. Turner is not involved with any aspect of determining his own compensation; nor is his sister, Ms. Turner Brown. Mr. W. Turner is not involved with any aspect of determining the compensation of Mr. J. Turner. See “—Bonuses.”

Director compensation is determined by the Company’s Board of Directors. Other than Mr. W. Turner and Mr. J. Turner acting in their capacity as Board members, none of the Company’s executive officers has any role in determining the amount of director compensation.

Summary Compensation Table

The following table sets forth information concerning the compensation paid to or earned by the named executive officers for the years ended December 31, 2025, 2024 and 2023:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)		Option Awards $(2)		Non-Equity Incentive Plan Compensation ($)(3)		Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(4)		All Other Compensation ($)(5)	Total ($)

William V. Turner	2025	$257,140	$	---	$	---		$93,756	$	---		$88,000	$190,484	$629,380
Chairman of the	2024	257,140		---		---		117,312		---		63,000	192,716	630,168
Board of Bancorp and	2023	254,130		---		---		91,494		---		96,000	185,536	627,160
Great Southern

Joseph W. Turner	2025	$518,072	$	---	$	---		$93,756		$872,970		$138,000	$192,479	$1,815,277
Chief Executive	2024	504,646		---		---		117,312		754,966		3,000	183,448	1,563,373
Officer and President	2023	487,463		---		---		91,494		853,441		157,000	189,844	1,779,242
of Bancorp and Great
Southern

Rex A. Copeland	2025	$509,828	$	---	$	---	$	---		$101,525		$104,000	$48,849	$764,202
Treasurer of Bancorp	2024	492,661		---		---		---		91,965		18,000	64,565	667,191
and Senior Vice	2023	467,838		---		---		---		68,685		110,000	72,700	719,223
President and Chief
Financial Officer of
Great Southern

Kevin L. Baker	2025	$509,078	$	---	$	---		$57,696		$49,147		$72,000	$14,231	$702,152
Chief Credit Officer	2024	492,661		---		---		72,192		46,667		9,000	14,031	634,551
and Vice President	2023	467,213		---		---		56,304		17,478		79,000	13,431	633,426
of Great Southern

John M. Bugh	2025	$507,828	$	---	$	---		$57,696		$49,147	$	---	$34,368	$649,039
Chief Lending Officer	2024	492,661		---		---		72,192		46,667		---	29,909	641,429
and Vice President	2023	467,213		---		---		56,304		17,478		---	24,771	565,766
of Great Southern

(1)	For Messrs. W. and J. Turner, the 2025, 2024 and 2023 amounts in the table include directors’ fees of $57,000, $57,000 and $54,000, respectively.

(2)	Represents the grant date fair value of the award determined in accordance with ASC Topic 718 using the Black-Scholes option-pricing model. The assumptions used in the Black-Scholes option-pricing model to calculate the grant date fair value of these awards are included in Note 19 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC. Mr. Copeland, who otherwise would have received option awards in 2025, 2024 and 2023 with grant date fair values of $57,696, $72,192 and $56,304, respectively, elected to receive alternative cash payments, the amounts of which ($34,618 for 2025, $50,534 for 2024 and $45,043 for 2023, payable in annual installments) are included for him in 2025, 2024 and 2023 under the “All Other Compensation” column.

(3)	Represents incentive bonus awards earned for the years shown in the table.

(4)	Represents the changes during the years shown in the table in the actuarial present value of the named executive officer’s accumulated benefit under Great Southern’s multi-employer defined benefit pension plan. The assumptions used for this calculation were the same as those used for the calculation of the present value of accumulated benefit in the table under “Pension Benefits.” Mr. Bugh is not eligible for this benefit.

(5)	For Messrs. W. Turner, J. Turner, and Bugh, the 2025 amounts in the table include the aggregate incremental cost to Bancorp of certain perquisites and other personal benefits provided to them, comprised of the following: for Mr. W. Turner, the payment of club dues, use of tickets to various local sporting events and use of a company car and driver; for Mr. J. Turner, personal use of company aircraft, the payment of club dues, use of tickets to various local sporting events and payment of cost of executive physical; and for Mr. Bugh, the payment of club dues. SEC rules require that each perquisite or other personal benefit provided to a named executive officer that exceeds the greater of $25,000 or 10% of the total amount of perquisites and other personal benefits for that officer be quantified. There were no such perquisites or other personal benefits provided to named executive officers during 2025 that are required to be quantified, other than $48,470 for personal use of company aircraft for Mr. J. Turner. For Messrs. Copeland and Baker, the aggregate incremental cost to Bancorp of the perquisites and other personal benefits provided during 2025 was less than $10,000; in accordance with the rules of the SEC, the amounts of these perquisites and other personal benefits are not included in the table. For Messrs. W. Turner, J. Turner, Copeland, Baker and Bugh, the amounts in the table for 2025 also include the following: (a) company matching contributions under our 401(k) plan (Mr. W. Turner - $10,058, Mr. J. Turner - $14,000, Mr. Copeland - $14,000, Mr. Baker - $14,000 and Mr. Bugh - $14,000); (b) officer life insurance premiums (Mr. W. Turner - $116, Mr. J. Turner - $231, Mr. Copeland - $231, Mr. Baker - $231 and Mr. Bugh - $231); (c) additional life insurance and long-term disability insurance premiums (Mr. J. Turner - $24,826 and $26,430, respectively); (d) reimbursement for tax liability resulting from payment of additional term life insurance and long-term disability insurance premiums – (Mr. J. Turner - $47,225); (e) reimbursement for tax liability resulting from use of company car and driver (Mr. W. Turner - $16,644); (f) benefit payments under our pension plan to Mr. W. Turner - $129,000; and (g) alternative cash payment to Mr. Copeland in lieu of an option award - $34,618.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards to the named executive officers during 2025.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)						Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities Under	Exercise Price of	Grant Date Fair Value of
Name	Grant Date	Thres- hold ($)(1)		Target ($)(1)		Maximum ($)(1)		Thres- hold ($)	Target ($)	Maximum ($)	of Stock or Units (#)	lying Options (#)(2)	Option Awards ($/Sh)	Stock and Option Awards(3)

William V. Turner	n/a	$	---	$	---	$	---	---	---	---	---	---	---	---
	11/19/25		---		---		---	---	---	---	---	7,800	$57.29	$93,756

Joseph W. Turner	n/a	$	---	$	---	$	---	---	---	---	---	---	---	---
	11/19/25		---		---		---	---	---	---	---	7,800	$57.29	$93,756

Rex A. Copeland	n/a	$	---	$	---		$54,033	---	---	---	---	---	---	---
	11/19/25(4)		---		---		---	---	---	---	---	---	---	---

Kevin L. Baker	n/a	$	---	$	---		$54,033	---	---	---	---	---	---	---
	11/19/25		---		---		---	---	---	---	---	4,800	$57.29	$57,696

John M. Bugh	n/a	$	---	$	---		$54,033	---	---	---	---	---	---	---
	11/19/25		---		---		---	---	---	---	---	4,800	$57.29	$57,696

(1)	Under our 2025 Annual Incentive Bonus Plan, participating officers, which included Messrs. Copeland, Baker and Bugh, could earn a cash bonus of up to 10.63% of base annual salary based on the achievement of targeted earnings per share, as reflected in the table. Mr. Copeland was eligible to earn an additional cash bonus for 2025 equal to 0.06 percent of the Company’s pre-tax net income. Under his employment agreement, Mr. J. Turner was entitled to an annual cash bonus for 2025 equal to one percent of the Company’s pre-tax net income. Mr. W. Turner was not entitled to an annual cash bonus pursuant to his employment agreement. See “Compensation Discussion and Analysis-Bonuses.” The actual bonus amounts awarded to the named executive officers for 2025 are set forth in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(2)	Represents a stock option grant under Bancorp’s 2022 Omnibus Incentive Plan that is scheduled to vest in 25% increments beginning November 19, 2027.

(3)	Represents the grant date fair value of the award determined in accordance with ASC Topic 718 using the Black-Scholes option-pricing model. The assumptions used in the Black-Scholes option-pricing model to calculate the grant date fair value of these awards are included in Note 19 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC.

(4)	Mr. Copeland, who otherwise would have been granted on November 19, 2025, an option to purchase 4,800 shares at an exercise price of $57.29, vesting in 25% annual increments beginning November 19, 2027, elected to receive an alternative cash payment of $34,618, payable in annual installments (subject to continued employment with the Company through each payment date) approximately as follows: $8,654 on December 31, 2026, $8,654 on December 31, 2027, $8,655 on December 29, 2028 and $8,655 on July 13, 2029. See “Compensation Discussion and Analysis—Stock Options-Alternative Cash Payment.”

Each of Messrs. W. and J. Turner has an employment agreement with Bancorp. For descriptions of these agreements, see “Employment Agreements.”

Outstanding Equity Awards at December 31, 2025

The following table provides information regarding each unexercised stock option held by each of our named executive officers as of December 31, 2025:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

William V. Turner	6,000	---		---	41.3000	10/24/2026	---	---	---	---
	6,000	---		---	52.2000	11/15/2027	---	---	---	---
	7,000	---		---	55.0000	11/28/2028	---	---	---	---
	7,000	---		---	60.1500	11/20/2029	---	---	---	---
	7,500	---		---	41.7400	10/26/2030	---	---	---	---
	5,813	1,937	(1)	---	57.9800	11/17/2031	---	---	---	---
	3,900	3,900	(2)	---	61.5500	11/16/2032	---	---	---	---
	1,950	5,850	(3)	---	53.2200	11/15/2033	---	---	---	---
	---	7,800	(4)	---	61.7900	11/20/2034	---	---	---	---
	---	7,800	(5)	---	57.2900	11/19/2035	---	---	---	---
Total	45,163	27,287

Joseph W. Turner	6,000	---		---	41.3000	10/24/2026	---	---	---	---
	6,000	---		---	52.2000	11/15/2027	---	---	---	---
	7,000	---		---	55.0000	11/28/2028	---	---	---	---
	7,000	---		---	60.1500	11/20/2029	---	---	---	---
	7,500	---		---	41.7400	10/26/2030	---	---	---	---
	5,813	1,937	(1)	---	57.9800	11/17/2031	---	---	---	---
	3,900	3,900	(2)	---	61.5500	11/16/2032	---	---	---	---
	1,950	5,850	(3)	---	53.2200	11/15/2033	---	---	---	---
	---	7,800	(4)	---	61.7900	11/20/2034	---	---	---	---
	---	7,800	(5)	---	57.2900	11/19/2035	---	---	---	---
Total	45,163	27,287

Rex A. Copeland	1,797	---		---	41.3000	10/24/2026	---	---	---	---
	4,200	---		---	52.2000	11/15/2027	---	---	---	---
	4,200	---		---	55.0000	11/28/2028	---	---	---	---
	4,200	---		---	60.1500	11/20/2029	---	---	---	---
	4,500	---		---	41.7400	10/26/2030	---	---	---	---
	3,563	1,187	(6)	---	57.9800	11/17/2031	---	---	---	---
	2,400	2,400	(7)	---	61.5500	11/16/2032	---	---	---	---
Total	24,860	3,587

Kevin L. Baker	2,800	---		---	52.2000	11/15/2027	---	---	---	---
	3,500	---		---	55.0000	11/28/2028	---	---	---	---
	3,800	---		---	60.1500	11/20/2029	---	---	---	---
	4,500	---		---	41.7400	10/26/2030	---	---	---	---
	3,563	1,187	(6)	---	57.9800	11/17/2031	---	---	---	---
	2,400	2,400	(7)	---	61.5500	11/16/2032	---	---	---	---
	1,200	3,600	(8)	---	53.2200	11/15/2033	---	---	---	---
	---	4,800	(9)	---	61.7900	11/20/2034	---	---	---	---
	---	4,800	(10)	---	57.2900	11/19/2035	---	---	---	---
Total	21,763	16,787

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

John M. Bugh	2,500	---		---	41.3000	10/24/2026	---	---	---	---
	2,800	---		---	52.2000	11/15/2027	---	---	---	---
	3,500	---		---	55.0000	11/28/2028	---	---	---	---
	3,800	---		---	60.1500	11/20/2029	---	---	---	---
	4,500	---		---	41.7400	10/26/2030	---	---	---	---
	3,563	1,187	(6)	---	57.9800	11/17/2031	---	---	---	---
	2,400	2,400	(7)	---	61.5500	11/16/2032	---	---	---	---
	1,200	3,600	(8)	---	53.2200	11/15/2033	---	---	---	---
	---	4,800	(9)	---	61.7900	11/20/2034	---	---	---	---
	---	4,800	(10)	---	57.2900	11/19/2035	---	---	---	---
Total	24,263	16,787

(1)	Vesting schedule is as follows: 1,937 shares on November 17, 2026.
(2)	Vesting schedule is as follows: 1,950 shares on November 16, 2026 and 2027.
(3)	Vesting schedule is as follows: 1,950 shares on November 15, 2026, 2027 and 2028.
(4)	Vesting schedule is as follows: 1,950 shares on November 20, 2026, 2027, 2028 and 2029.
(5)	Vesting schedule is as follows: 1,950 shares on November 19, 2027, 2028, 2029 and 2030.
(6)	Vesting schedule is as follows: 1,187 shares on November 17, 2026.
(7)	Vesting schedule is as follows: 1,200 shares on November 16, 2026 and 2027.
(8)	Vesting schedule is as follows: 1,200 shares on November 15, 2026, 2027 and 2028.
(9)	Vesting schedule is as follows: 1,200 shares on November 20, 2026, 2027, 2028 and 2029.
(10)	Vesting schedule is as follows: 1,200 shares on November 19, 2027, 2028, 2029 and 2030.

Option Exercises and Stock Vested

The following table sets forth information about stock options exercised during the year ended December 31, 2025, by each named executive officer:

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)

William V. Turner	---	$	---
Joseph W. Turner	---	$	---
Rex A. Copeland	2,403		$35,348
Kevin L. Baker	5,000		$70,011
John M. Bugh	1,750		$12,198

(1)	Represents amount realized upon exercise of stock options, based on the difference between the market value of the shares acquired at the time of exercise and the exercise price.

Pension Benefits

Great Southern participates in the Pentegra Financial Institutions Retirement Fund, a multi-employer comprehensive defined benefit pension plan. Effective July 1, 2006, this plan was closed to new participants. Employees already in the plan as of that date generally continue to accrue benefits. Mr. W. Turner is no longer accruing additional benefits under the plan. A participant becomes fully vested after five years of service or upon attaining age 65 regardless of the number of years of service. The annual benefit for normal retirement (after attaining age 65) is calculated as follows:

[(2% x years of service prior to 7/1/2006 x “high-five average salary” through 6/30/2006) – (1% x years of service prior to 7/1/2006 x “high-five average salary” through 6/30/2006)] + (1% x years of service before and after 7/1/2006 x “high-five average salary” before and after 7/1/2006) = annual benefit

The “high-five average salary” refers to the participant’s average annual salary for the five consecutive years of highest salary. A participant retiring with 30 years of service (15 prior to 07/01/2006 and 15 after 07/01/2006) and a high-five average salary of $40,000 ($30,000 prior to July 1, 2006) would receive an annual benefit of $16,500 computed as ((2% x 15 x $30,000) – (1% x 15 x $30,000) + (1% x 30 x $40,000)); $9,000 – $4,500 + $12,000 = $16,500.

A participant becomes eligible for early retirement at age 45, in which case the benefit, otherwise payable beginning at age 65, is reduced by applying an early retirement factor based on his or her age when payments begin. The factor is determined by subtracting the following from 100%: 6% for each year between age 60 and 65, 4% for each year between age 55 and 60 and 3% for each year between age 45 and 55. If payments were to begin at age 55, the early retirement factor would be 50%. A participant taking early retirement at age 55 with 18 years of service and a high-five average salary of $90,000 prior to July 1, 2006 and 12 years of service after July 1, 2006 and a high-five average salary of $100,000 ($90,000 before July 1, 2006) receives an annual benefit of $23,100 computed as (((2% x 18 x $90,000) – (1% x 18 x $90,000) + (1% x 30 x $100,000)) x 50%). Each of Messrs. J. Turner, Copeland and Baker are currently eligible for early retirement under the pension plan.

The regular form of retirement benefit (whether normal or early) is guaranteed for the life of the participant, but not less than 120 monthly installments. If a retired participant dies before receiving 120 monthly installments, his or her beneficiary would be entitled to the present value of the unpaid installments in a lump sum (or in installments, at the election of the participant or his or her beneficiary). If a participant dies in active service after having become vested, his or her beneficiary is entitled to a lump sum death benefit equal to the present value of 120 monthly retirement benefit installments which would have been payable had the participant’s retirement benefits commenced on the first day of the month after the month in which he or she died.

The benefit under the pension plan is subject to Internal Revenue Service annual compensation limits (generally $350,000 for 2025 and $360,000 for 2026).

The following table sets forth information regarding benefits payable to the named executive officers under the pension plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

William V. Turner	Pentegra Retirement Fund	24	$729,000	$129,000
Joseph W. Turner	Pentegra Retirement Fund	34	1,432,000	---
Rex A. Copeland	Pentegra Retirement Fund	25	913,000	---
Kevin L. Baker	Pentegra Retirement Fund	20	569,000	---
John M. Bugh	Not eligible under the plan	---	---	---

The information contained in the table above was provided to us by Pentegra Retirement Services. The amounts shown for the present value of accumulated benefit were calculated by Pentegra Retirement Services assuming an age 65 retirement date, a discount rate of 5.61% and the Pri-2012 Mortality table (with IRS 2024 Adjusted Scale MP-2021).

The following table sets forth information regarding the qualified plan service cost to the named executive officers under the pension plan.

		Qualified Plan Service Cost
		For the Year Ended December 31,
Name	Plan Name	2025		2024		2023

William V. Turner	Pentegra Retirement Fund	$	---	$	---	$	---
Joseph W. Turner	Pentegra Retirement Fund		36,000		37,000		43,000
Rex A. Copeland	Pentegra Retirement Fund		36,000		37,000		41,000
Kevin L. Baker	Pentegra Retirement Fund		30,000		34,000		31,000
John M. Bugh	Not eligible under the plan		---		---		---

The information contained in the table above was provided to us by Pentegra Retirement Services. For the years ending December 31, 2025, 2024 and 2023, a discount rate of 5.61%, 4.83% and 5.02%, respectively, was used in the above table.

Employment Agreements

On November 4, 2019, Messrs. W. and J. Turner (the “Employees”) entered into amended and restated employment agreements with Bancorp (the “Amended and Restated Employment Agreements”). The Amended and Restated Employment Agreements amended and restated the prior employment agreements Messrs. W. and J. Turner had with Bancorp in order to revise provisions regarding bonuses and the deferral of certain compensation, ensure compliance with Section 409A of the Internal Revenue Code, clarify provisions regarding confidential information and make certain other changes.

Each Amended and Restated Employment Agreement provides for an initial term ending on September 30, 2027 and provides for an extension of one year, in addition to the then-remaining term, on each October 1st (commencing October 1, 2020), as long as (1) Bancorp has not notified the Employee at least 90 days in advance that the term will not be extended further and (2) the Employee has not received an unsatisfactory performance review by the Board of Directors of Bancorp or Great Southern. The Amended and Restated Employment Agreements provide for annual base salaries not less than the Employee’s annual base salary in effect on November 4, 2019 ($200,000 in the case of Mr. W. Turner and $380,055 in the case of Mr. J. Turner), and do not permit a reduction in annual base salary except as part of an overall program, implemented prior to a change in control (as defined in the Amended and Restated Employment Agreements), applied uniformly and equitably to all members of senior management. The Amended and Restated Employment Agreements also provide for participation in benefit plans and the receipt of fringe benefits to the same extent as the other executive officers of Bancorp and Great Southern and equitable participation in any performance-based and discretionary bonuses awarded to the executive officers of Bancorp and Great Southern. In addition, Mr. J. Turner is entitled to an annual bonus equal to a specified percentage of Bancorp’s fiscal year pre-tax earnings. This percentage was increased from 0.75% to 1.00% pursuant to an amendment to Mr. J. Turner’s Amended and Restated Employment Agreement entered into as of March 5, 2020.

Each Amended and Restated Employment Agreement provides that if the Employee’s employment is involuntarily terminated and the Employee has offered to continue to provide the services contemplated by and on the terms provided in his Amended and Restated Employment Agreement and such offer has been declined, then during the remaining term of the agreement the Employee will be entitled to receive (1) on a monthly basis, 1/12th of his annual salary and 1/12th of the average annual amount of cash bonus and cash incentive compensation for the two full fiscal years preceding the date of termination; (2) in the case of Mr. J. Turner’s agreement, continuation of specified health insurance benefits for him and his dependents until their death or the expiration of the remaining term of the agreement (whichever first occurs); (3) in the case of Mr. J. Turner’s agreement, continuation of specified other insurance benefits until his death or the expiration of the remaining term of the agreement (whichever first occurs); and (4) if the involuntary termination occurs within the 12 months preceding, at the time of, or within 24 months after a change in control of Bancorp, an amount in cash equal to 299% of the Employee’s “base amount” (as defined in Section 280G of the Internal Revenue Code).

The term “involuntary termination” is defined as termination of the Employee’s employment by Bancorp or Great Southern (other than for cause, or due to death, permanent disability, retirement or a prohibition by law from participating in the conduct of the affairs of a depository institution) without the Employee’s consent or by the Employee following a material reduction of or interference with his duties, responsibilities or benefits without his consent.

Each Amended and Restated Employment Agreement previously provided that if the payments and benefits provided to the Employee pursuant to the agreement, either alone or together with other payments and benefits the Employee has the right to receive from Bancorp and its subsidiaries, would constitute a “parachute payment” under Section 280G of the Internal Revenue Code, then the Employee would be paid an additional amount that would offset the effect of any resulting excise tax imposed under Section 4999 of the Internal Revenue Code as well as any other taxes imposed as a result of this offsetting payment (the “Gross Up Provision”). The Amended and Restated Employment Agreements were amended on November 17, 2021 to eliminate the Gross Up Provision. As amended, each Amended and Restated Employment Agreement now provides that if the severance benefits payable to the Employee would be a parachute payment under Section 280G of the Internal Revenue Code and trigger the excise tax under Section 4999 of the Internal Revenue Code, then the severance benefits will be reduced to the Employee’s threshold under Section 280G of the Internal Revenue Code so that no excise taxes are payable by the Employee, unless the Employee would receive a greater net-after-tax benefit if he received all of his severance benefits and paid the applicable excise tax himself.

Each Amended and Restated Employment Agreement provides that if the Employee dies while employed under the Employment Agreement, his estate or designated beneficiary will receive (1) the salary the Employee would have earned if he had remained employed through the 180th day after the date of his death; (2) the amounts of any benefits or awards which were earned with respect to the fiscal year in which the Employee died and the amount of any bonus or incentive compensation for that fiscal year, pro-rated in accordance with the portion of the fiscal year elapsed prior to his death; and (3) any unpaid deferred amounts described in the next paragraph.

Each Amended and Restated Employment Agreement provides that to the extent the Employee’s total compensation for any taxable year ending on or before December 31, 2019 exceeds the greater of $1,000,000 or the maximum amount of compensation deductible by the Company under Section 162(m) of the Internal Revenue Code (the greater of these two amounts referred to below as the “maximum allowable amount”), the excess amount must be deferred, with interest (at an annual rate equal to the federal short-term rate under Section 1274(d)(1) of the Internal Revenue Code, determined as of the last day of the calendar year in which the Employee’s compensation is first not deductible under Section 162(m) of the Internal Revenue Code) compounded annually, as provided in the agreement.

Potential Payments Upon Termination of Employment

Messrs. W. and J. Turner. The following tables summarize the approximate value of the termination payments and benefits that Messrs. W. and J. Turner would have received if their employment had been terminated on December 31, 2025 under the circumstances shown. The tables also exclude (i) amounts accrued through December 31, 2025 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and bonus amounts, (ii) vested account balances under Great Southern’s 401(k) plan and (iii) vested account balances under our defined benefit pension plan, as described under “Pension Benefits.”

William V. Turner

Termination Scenario	Salary and Bonus Continuation ($)			Continuation of Health and Other Insurance Benefits ($)		Life Insurance Benefit ($)			Accelerated Vesting of Stock Options ($)			Payment of 299% of “Base Amount” ($)

If termination for cause occurs	$	---		$	---	$	---		$	---		$	---

If voluntary termination (not constituting “involuntary termination” under Employment Agreement) occurs	$	---		$	---	$	---		$	---		$	---

If “involuntary termination” under Employment Agreement (not within 12 months prior to, at the time of or within 24 months after change in control) occurs		$950,019	(1)	$	---	$	---		$	---		$	---

If “involuntary termination” under Employment Agreement occurs within 12 months prior to, at the time of or within 24 months after a change in control		$950,019	(1)	$	---	$	---			$89,068	(2)		$1,228,662	(3)

If termination occurs as a result of death		$100,000	(4)	$	---		$87,500	(5)		$89,068	(2)	$	---

If termination occurs due to disability	$	---		$	---	$	---			$89,068	(2)	$	---

(1)	Represents the total salary and bonus continuation payments payable monthly to Mr. W. Turner under his employment agreement, as described under “Employment Agreements,” for the remaining term of the agreement (i.e., through September 30, 2030, assuming Mr. W. Turner’s employment were “involuntarily terminated” (as defined under “Employment Agreements”) on December 31, 2025). The monthly payment amount would be $16,667.
(2)	Represents the value of acceleration of unvested stock options, based on the closing price of Bancorp’s common stock on December 31, 2025 ($61.56) and the exercise prices of the options. All unvested options vest upon a change in control, regardless of whether Mr. W. Turner’s employment is “involuntarily terminated.” All unvested options also vest in the event Mr. W. Turner’s employment is terminated due to death or disability.
(3)	Represents the lump sum amount payable to Mr. W. Turner under his employment agreement in the event his employment is “involuntarily terminated” within the 12 months preceding, at the time of or within 24 months after a change in control of Bancorp, as described under “Employment Agreements.”
(4)	Represents the amount of Mr. W. Turner’s salary that he would have earned had he remained employed by Bancorp through the 180th day after the date of death, payable to Mr. W. Turner’s estate or designated beneficiary in accordance with his employment agreement.
(5)	Represents the death benefit payable under the supplemental life insurance policy maintained for Mr. W. Turner and other officers.

Joseph W. Turner

Termination Scenario	Salary and Bonus Continuation ($)			Continuation of Health and Other Insurance Benefits ($)			Life Insurance Benefit ($)			Accelerated Vesting of Stock Options ($)			Payment of 299% of “Base Amount” ($)

If termination for cause occurs	$	---		$	---		$	---		$	---		$	---

If voluntary termination (not constituting “involuntary termination” under Employment Agreement) occurs	$	---		$	---		$	---		$	---		$	---

If “involuntary termination” under Employment Agreement (not within 12 months prior to, at the time of or within 24 months after change in control) occurs		$6,012,056	(1)		$36,569	(2)	$	---		$	---		$	---

If “involuntary termination” under Employment Agreement occurs within 12 months prior to, at the time of or within 24 months after a change in control		$6,012,056	(1)		$36,569	(2)	$	---			$89,068	(3)		$4,525,622	(4)

If termination occurs as a result of death		$230,746	(5)	$	---			$235,000	(6)		$89,068	(3)	$	---

If termination occurs due to disability(7)	$	---		$	---		$	---			$89,068	(3)	$	---

(1)	Represents the total salary and bonus continuation payments payable monthly to Mr. J. Turner under his employment agreement, as described under “Employment Agreements,” for the remaining term of the agreement (i.e., through September 30, 2030, assuming Mr. J. Turner’s employment were “involuntarily terminated” (as defined under “Employment Agreements”) on December 31, 2025). The monthly payment amount would be $105,475.
(2)	Represents the approximate cost to Bancorp of providing the health and other insurance benefits described under “Employment Agreements,” to which Mr. J. Turner would be entitled for the remaining term of his employment agreement (i.e., through September 30, 2030, assuming Mr. J. Turner’s employment were terminated on December 31, 2025). Amount shown represents the aggregate share of the premium payments to be made by Bancorp, based on the monthly premium rates in effect on December 31, 2025.
(3)	Represents the value of acceleration of unvested stock options, based on the closing price of Bancorp’s common stock on December 31, 2025 ($61.56) and the exercise prices of the options. All unvested options vest upon a change in control, regardless of whether Mr. J. Turner’s employment is “involuntarily terminated.” All unvested options also vest in the event Mr. J. Turner’s employment is terminated due to death or disability.
(4)	Represents the lump sum amount payable to Mr. J. Turner under his employment agreement in the event his employment is “involuntarily terminated” within the 12 months preceding, at the time of or within 24 months after a change in control of Bancorp, as described under “Employment Agreements.”
(5)	Represents the amount of Mr. J. Turner’s salary that he would have earned had he remained employed by Bancorp through the 180th day after the date of death, payable to Mr. J. Turner’s estate or designated beneficiary in accordance with his employment agreement.
(6)	Represents the aggregate death benefits payable under the supplemental life insurance coverage maintained by Great Southern for Mr. J. Turner and other officers ($175,000) and the term life insurance coverage maintained for all employees generally ($60,000). Does not include the death benefit ($8 million) payable under a separate term life insurance policy maintained by Mr. J. Turner for which Great Southern pays the premiums.
(7)	Under this scenario, Mr. J. Turner would be entitled to benefits under (i) the long-term disability insurance coverage maintained by Great Southern for Mr. J. Turner and other officers and (ii) a separate long-term disability insurance policy maintained by Mr. J. Turner for which Great Southern pays the premiums.

Messrs. Copeland, Baker and Bugh. None of Messrs. Copeland, Baker or Bugh has an employment or severance agreement with Bancorp or any of its subsidiaries. Each of Messrs. Copeland, Baker and Bugh held unvested stock options as of December 31, 2025, the vesting of which accelerates upon a change in control of Bancorp or upon a termination of employment due to death or disability. If a change in control of Bancorp had occurred on December 31, 2025, or if their employment had terminated on that date due to death or disability, the values that would have been realized with respect to the unvested options held by Messrs. Copeland, Baker and Bugh as a result of the accelerated vesting of such options (based on the closing price of Bancorp’s common stock on December 31, 2025 ($61.56) and the exercise prices of the options) are $4,273, $54,793 and $54,793, respectively. If vesting also accelerated with respect to the alternative cash payment Mr. Copeland elected to receive in lieu of stock option grants, he would realize an additional value of $106,575.

Great Southern maintains supplemental life insurance for Messrs. Copeland, Baker and Bugh, along with other officers. If Messrs. Copeland, Baker and Bugh were to have died on December 31, 2025, the death benefit payable for each officer under the supplemental life insurance coverage would have been $175,000. This is in addition to the term life insurance benefit generally available to all employees (which would have provided a death benefit of $60,000 for each of Messrs. Copeland, Baker and Bugh).

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained above with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee of Bancorp’s Board of Directors:

Kevin R. Ausburn

Thomas J. Carlson

Amelia A. Counts

Steven D. Edwards
Debra Mallonee (Shantz) Hart

Douglas M. Pitt

Earl A. Steinert, Jr.

CEO Pay Ratio

As required by the Dodd-Frank Act and the SEC’s implementing rules, we are providing the following information about the relationship of the compensation of our President and CEO, Joseph W. Turner, to the compensation of our median employee. The pay ratio set forth below is a reasonable estimate determined in a manner consistent with the SEC’s rules.

For 2025, our last completed fiscal year:

●	the annual total compensation of our median employee was $39,474;

●	the annual total compensation of our President and CEO was $1,815,277; and

●	the ratio of the annual total compensation of our President and CEO to the annual total compensation of our median employee was 46 to 1.

To identify our median employee, as well as to determine the annual total compensation of our median employee and our President and CEO, we took the following steps:

●	To identify the “median employee,” we compared the amount of total cash earnings (base salary, bonus, paid time off and any other cash payments) during the year ended December 31, 2025 for each employee (other than our President and CEO) included in our payroll records as of December 31, 2025. Earnings were annualized for those employees who were not employed for the full year. Because there was an even number of employees in the population, we designated the employee with the lower level of compensation between the two middlemost employees as the median employee.

●	Once we identified our median employee, we combined all of the applicable elements of such employee’s compensation for 2025 in accordance with the SEC’s rules for reporting compensation in the Summary Compensation Table and used the amount that would be reportable in the “Total” column of that table as such employee’s annual total compensation.

●	With respect to the annual total compensation of our President and CEO, we used the amount reported in the “Total” column of our 2025 Summary Compensation Table included in this proxy statement.

Pay Versus Performance

As required by the Dodd-Frank Act and the SEC’s implementing rules, we are providing the following information about the relationship between executive compensation actually paid and certain measures of financial performance. For further information concerning the Company’s compensation philosophy and how the Company seeks to align executive compensation with its performance, see the “Compensation Discussion and Analysis” section above.

The following table sets forth information concerning the compensation of our named executive officers (“NEOs”) for each of the fiscal years ended December 31, 2025, 2024, 2023, 2022 and 2021 and our financial performance for each fiscal year:

					Value of Initial Fixed $100 Investment Based on:
	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)	Net Income (in thousands) (7)	Diluted Earnings Per Common Share(8)
2025	$1,815,277	$1,715,098	$686,193	$634,901	$144.49	$159.02	$70,973	$6.19
2024	1,563,373	1,585,189	643,335	631,274	110.75	122.10	61,807	5.26
2023	1,779,242	1,648,996	636,394	566,591	107.03	100.08	67,800	5.61
2022	1,696,915	1,769,914	558,415	600,505	104.07	98.03	75,948	6.02
2021	1,671,003	1,838,211	525,616	612,134	100.94	113.59	74,627	5.46

(1)	Represents the total compensation of our principal executive officer (“PEO”), Joseph W. Turner, as reported in the Summary Compensation Table (“SCT”) for each year indicated. Refer to the “Summary Compensation Table” above. Mr. J. Turner served as our PEO during those years.

(2)	Represents the amount of “compensation actually paid” to Mr. J. Turner, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. J. Turner during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. J. Turner’s total compensation for each year to determine the compensation actually paid:

Reconciliation of PEO SCT Total and Compensation Actually Paid

	2025	2024	2023	2022	2021
Total compensation as reported in SCT	$1,815,277	$1,563,373	$1,779,242	$1,696,915	$1,671,003
Change in pension values reported in SCT for covered fiscal year	(138,000)	(3,000)	(157,000)	---	(14,000)
Pension value attributable to covered fiscal year’s service and any change in pension value attributable to plan amendments made in covered fiscal year	36,000	37,000	43,000	40,000	39,000
Fair value of equity awards granted during covered fiscal year	(93,756)	(117,312)	(91,494)	(105,144)	(89,590)
Fair value of equity awards granted in covered fiscal year and that were unvested at end of such covered fiscal year - valued at year-end	124,410	112,866	130,806	110,370	103,075
Change in fair value from end of prior fiscal year to end of covered fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	(7,461)	(4,257)	(15,594)	19,565	102,823
Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during covered fiscal year	(21,372)	(3,481)	(39,964)	8,208	25,900
Total compensation actually paid to PEO	$1,715,098	$1,585,189	$1,648,996	$1,769,914	$1,838,211

(3)	Represents the average of the total compensation of each of our non-PEO NEOs as reported in the SCT for each year indicated. The non-PEO NEOs included in this calculation for each year are as follows: William V. Turner, Rex A. Copeland, Kevin L. Baker and John M. Bugh.
(4)	Represents the average of the total compensation actually paid to our named non-PEO NEOs as reported in the SCT, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to the non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the non-PEO NEOs as a group for each year to determine the compensation actually paid:

Reconciliation of Non-PEO NEOs SCT Total and Compensation Actually Paid

	2025	2024	2023	2022	2021
Total compensation as reported in SCT	$686,193	$643,335	$636,394	$558,415	$525,616
Change in pension values reported in SCT for covered fiscal year	(66,000)	(22,500)	(71,250)	---	(28,750)
Pension value attributable to covered fiscal year’s service and any change in pension value attributable to plan amendments made in covered fiscal year	16,500	17,750	18,000	19,250	18,750
Fair value of equity awards granted during covered fiscal year	(52,287)	(65,424)	(51,026)	(74,814)	(63,580)
Fair value of equity awards granted in covered fiscal year and that were unvested at end of such covered fiscal year - valued at year-end	69,383	62,945	72,950	78,532	73,150
Change in fair value from end of prior fiscal year to end of covered fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	(4,530)	(2,413)	(11,033)	13,695	70,056
Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during covered fiscal year	(14,358)	(2,419)	(27,444)	5,427	16,892
Total average compensation actually paid to non-PEO NEOs	$634,901	$631,274	$566,591	$600,505	$612,134

(5)	Represents the cumulative five-year total return to shareholders of our common stock and assumes that the value of the investment was $100 on December 31, 2020 and that the subsequent dividends were reinvested. The stock price performance included in this column is not necessarily indicative of future stock price performance.

(6)	Represents a cumulative five-year total return to shareholders of a peer group calculated using the same method described in footnote (5). For all years listed, the peer group used is the S&P U.S. BMI Banks Midwest Region Index.

(7)	Represents our reported net income reflected in the Company’s audited financial statements for each year indicated.
(8)	Represents our diluted earnings per common share, for each year indicated, which we believe represents the most important financial performance measure that was used to link compensation actually paid to our PEO and non-PEO NEOs for the most recent fiscal year to Company performance.

Financial Performance Measures Used to Link Executive Compensation to Company Performance

The following list presents the most important financial measures, as determined by the Compensation Committee, used by the Company to link compensation actually paid to our NEOs, for fiscal year 2025, to the Company’s performance:

●	Diluted earnings per common share

●	Comparison of actual performance to budgeted expectations

●	Return on average assets

●	Return on average tangible common equity

●	Pre-provision net revenue

●	Net interest margin

●	Net charge-off ratio

Relationship Between Compensation Actually Paid to our NEOs and Company Performance

The following graphs show the relationship between the compensation actually paid to our PEO and the average of the compensation actually paid to our other NEOs to our total shareholder return, net income and diluted earnings per common share and the relationship between our cumulative total shareholder return and the cumulative total shareholder return of the peer group, each over the four most recently completed fiscal years as reported in the table above:

PROPOSAL II. ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

We are required, like most other publicly held companies, to include a non-binding vote to approve the compensation of our executives in our proxy statement pursuant to the Dodd-Frank Act and the SEC’s implementing rules, commonly known as a “say on pay” vote. The Dodd-Frank Act requires that we include a say on pay vote in our annual meeting proxy statement at least once every three years, and that at least once every six years we hold a non-binding, advisory vote on the frequency of future say on pay votes (commonly referred to as a “say on pay frequency vote”), with stockholders having the choice of every year, every two years or every three years. We last held a say on pay frequency vote at our 2024 annual meeting of stockholders, and the most votes were received for a frequency of every year.  Our Board of Directors determined, in light of those results, that we will include a say on pay vote in our annual meeting proxy materials every year until the next required say on pay frequency vote, which will be held at our annual meeting of stockholders in 2030.

The say on pay proposal at the Annual Meeting gives stockholders the opportunity to endorse or not endorse the compensation of the Company’s named executive officers as disclosed in this proxy statement. The proposal will be presented at the Annual Meeting as a resolution in substantially the following form:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the annual meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

This vote will not be binding on Bancorp’s Board of Directors and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board. Nor will it affect any compensation paid or awarded to any executive. The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The purpose of our compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of stockholder value.  The Board of Directors believes that our compensation policies and procedures achieve this objective, and therefore recommends that stockholders vote FOR this proposal.

PROPOSAL III. APPROVAL OF THE 2026 OMNIBUS INCENTIVE PLAN

Introduction

On March 18, 2026, based upon the recommendation of the Compensation Committee, our Board of Directors approved the Company’s 2026 Omnibus Incentive Plan (the “2026 Plan”), subject to approval by the Company’s stockholders at the Annual Meeting. The 2026 Plan will only become effective if it is approved by the Company’s stockholders at the Annual Meeting.

The purpose of the 2026 Plan is to continue to promote the long-term success, and enhance the long-term value, of the Company by linking the personal interests of employees and directors with those of the Company’s stockholders. The 2026 Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees and directors upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent, in a manner that does not expose the Company to imprudent risks and that is consistent with the long-term health of the Company.

We currently have one active equity-based incentive plan in effect, the Company’s 2022 Omnibus Incentive Plan (the “Existing Plan”), which provides for awards to employees and directors (including emeritus directors and advisory directors) of the Company and its subsidiaries of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units. If our stockholders approve the 2026 Plan, no further awards will be made under the Existing Plan, and shares of Common Stock reserved to make new awards under that plan will be released; shares of Common Stock reserved to fund issued and outstanding awards under the Existing Plan and our prior equity incentive plans will continue to be reserved for those awards. All awards outstanding under the Existing Plan and our prior equity incentive plans will remain outstanding in accordance with their terms and will continue to be governed solely by the terms of the documents evidencing such awards, and no provision of the 2026 Plan will be deemed to affect or otherwise modify the rights or obligations of the holders of such awards with respect to their acquisition of shares.

Reasons for Seeking Stockholder Approval of the 2026 Plan

We use equity compensation as a key tool for attracting, retaining and motivating the best available talent. Our stockholders have previously authorized a total of 900,000 shares of Common Stock for awards under the Existing Plan. As of March 18, 2026, 1,212,779 shares were subject to outstanding awards under the Existing Plan and our prior equity incentive plans and 93,161 shares remained available for future awards under the Existing Plan. We believe approval of the 2026 Plan is critical to ensuring that we have adequate shares available to attract, retain and motivate top talent.

As previously stated, if stockholders approve the 2026 Plan, no further awards will be made under the Existing Plan and shares of Common Stock reserved to make new awards under the Existing Plan will be released.

Certain Considerations

Burn Rate; Longevity of Authorized Shares. Burn rate, which is a measure of the rate at which companies use (or burn) shares available for grant in their equity compensation plans, is an important factor for investors concerned about stockholder dilution. The burn rate is defined in terms of the gross number of equity awards granted during a calendar year divided by the weighted average of number of shares of Common Stock outstanding during the year. We believe our current three-year average burn rate of approximately 1.85% should be viewed favorably by our stockholders.

Although our future annual share usage will depend upon and be influenced by a number of factors, such as the number of plan participants, the price per share of our Common Stock and the methodology used to establish the equity award mix, the 750,000 shares of Common Stock reserved for issuance under the 2026 Plan will enable us to continue to utilize equity awards as an important component of our compensation program and help meet our objectives to attract, retain and incentivize talented personnel. The calculation of the share reserve took into account, among other things: (i) our stock price and volatility, (ii) our share burn rate and overhang, (iii) the existing terms of our outstanding awards, and (iv) our proposed fungible share rate of 2.5-for-1 for full value awards (stock-based awards other than stock options and stock appreciation rights) under the 2026 Plan. The results of this analysis were presented to our Compensation Committee for their consideration. In addition, we anticipate that the fungible share design will permit a more efficient and effective use of those shares for future equity awards. Upon approval of the proposal, based on the factors described above, we estimate that the pool of shares available under the 2026 Plan will last for approximately three years.

Plan Cost. Another metric often used by investors to assess the appropriateness of the number of shares to be authorized for issuance under an equity plan is the cost of the shares relative to the current outstanding shares of the Company. The 750,000 shares being requested will represent 6.8% of the approximately 11.0 million shares outstanding as of the Record Date. Although our current practice has been to grant a significant portion of the awards as options, to the extent we grant full value awards, the number of additional shares which will actually be issued will be less, because each share issued under full value awards counts on a 2.5-for-1 basis against the number of shares authorized for issuance, according to the 2026 Plan. For example, this means that, for every 100 shares of restricted stock issued by us under the 2026 Plan, the number of shares available under the 2026 Plan will be reduced by 250 shares. We believe these facts should be viewed favorably by investors as they demonstrate that the cost of our 2026 Plan is reasonable.

Overhang. Overhang is another measure that is sometimes used to assess the dilutive impact of equity programs such as the 2026 Plan. Overhang indicates the amount by which existing stockholder ownership would be diluted if the shares authorized for issuance under our Existing Plan, coupled with the shares subject to outstanding awards under the Existing Plan and our prior equity incentive plans, were issued. As of March 9, 2026, the overhang stood at 11.98%, which we calculated by dividing (i) the number of outstanding awards under the Existing Plan and our prior equity incentive plans plus shares available for issuance under the Existing Plan by (ii) the total number of shares of Common Stock outstanding. Using the same method of calculation, the additional 750,000 shares to be authorized under the 2026 Plan (taking into account that no further grants will be made under the Existing Plan if stockholders approve the 2026 Plan) will result in an overhang of between 13.87% and 17.98%, depending on the mix of awards. We believe these levels of overhang should not be viewed as excessive by investors.

The following description sets forth the material terms of the 2026 Plan. It does not purport to be complete and is qualified in its entirety by reference to the full text of the 2026 Plan, a copy of which is attached to this proxy statement as Appendix A.

Corporate Governance Practices

The 2026 Plan incorporates the following provisions that enable us to maintain sound corporate governance practices in granting equity-based awards to employees and directors that we believe are consistent with the interests of stockholders, including:

●	Limit on Shares Authorized: Based on our current three-year average burn rate, we believe that the shares authorized for issuance under the 2026 Plan would be sufficient to make awards for approximately four years following approval of the 2026 Plan by stockholders.

●	Limit on Shares Issued for Full Value Awards: The 2026 Plan limits the number of shares which may be issued under full value awards (awards other than stock options and stock appreciation rights). Under the 2026 Plan, utilizing shares for full value awards has the effect of reducing the aggregate shares available for issuance on a 2.5-for-1 basis. Although our past grant practices have been to award stock options, to the extent a portion of awards are full value awards (for example, time or performance-based restricted stock), the actual number of shares that will be issued will be less than the number of shares authorized for issuance. In the event all awards granted under the 2026 Plan are full value awards, then the actual number of shares to be issued will be 300,000.

●	Annual Limit on Director Awards: The 2026 Plan limits the number of shares of Common Stock that may be subject to awards to non-employee directors. Shares covered by awards granted to any non-employee director in any one calendar year may not have an aggregate grant date fair value of more than $90,000.

●	No Liberal Share Recycling Provisions: The 2026 Plan expressly provides that the following shares may not be added back (recycled) to the aggregate plan limit: (1) shares tendered in payment of the option exercise price; and (2) shares withheld by the Company to satisfy tax withholding obligations. Nor does the 2026 Plan permit the recycling of shares repurchased by the Company with proceeds from option exercises. The 2026 Plan also expressly provides that the gross number of stock appreciation rights exercised or settled, in stock and not just the net shares issued upon exercise or settlement, count against the aggregate limit on the number of shares which may be issued under the 2026 Plan.

●	Minimum Vesting and Restricted Period. Not more than 5% of the shares authorized for issuance under the 2026 Plan may be issued with time-vested award schedules that fully vest in less than one year from the grant date (three years for the chief executive officer).

●	No Discount Stock Options or Stock Appreciation Rights: The 2026 Plan prohibits the grant of stock options or stock appreciation rights with an exercise or grant price less than the fair market value of the Common Stock on the date of grant. Fair market value is the closing price of the Common Stock on the date of grant.

●	No Repricing of Stock Options or Stock Appreciation Rights: The 2026 Plan prohibits the repricing of stock options and stock appreciation rights without stockholder approval. It also prohibits the exchange of underwater stock options or stock appreciation rights for cash or a different award without stockholder approval.

●	“Double-Trigger” Vesting on Change in Control: A change in control does not, by itself, trigger full vesting of awards under the 2026 Plan. The continuing awards or replacement awards will continue under their pre-change in control vesting and other terms, except that full vesting will occur in the event the participant’s employment is involuntarily terminated within two years following a change in control (the occurrence of the “double trigger”).

●	Protective Provisions: The 2026 Plan authorizes the Committee (as defined below under “-Administration of the 2026 Plan”) to include clawback, holding period or other protective provisions in the terms of any award. Clawback provisions enable the Company to recover amounts which were paid or earned based upon financial statements or other metrics which subsequently prove to be erroneous. Holding period requirements mandate that participants retain earned shares in order to further link their interests to the long-term interests of the stockholders. Other protective provisions, such as conditioning an award upon the participant’s consent to restrictive covenants, are additional ways through which participants’ interests and those of the Company can be aligned.

●	No Dividend Equivalents Paid on Unvested or Unearned Awards or on Options and SARs: The 2026 Plan prohibits payment of dividends or dividend equivalents on unvested or unearned awards until those awards are vested or earned. It also prohibits the granting of dividend equivalents on Options and SARs.

●	Material Amendments to the Plan Require Stockholder Approval: The 2026 Plan provides that a material amendment to the plan will not be effective unless approved by the Company’s stockholders.

●	Independent Committee Administration: The 2026 Plan is to be administered by a committee of the Company’s Board of Directors comprised entirely of independent directors. The Board has designated the Board’s Compensation Committee (which is comprised entirely of independent directors) as the committee to administer the 2026 Plan.

Awards, Shares Authorized and Limitations

The 2026 Plan provides for the grant to employees and directors of the Company and its subsidiaries (whom we refer to collectively as “participants”) of the following types of awards:

●	options to purchase shares of Common Stock, which may be either “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (which we refer to as “incentive stock options”) or non-statutory options which do not satisfy the provisions of Section 422 of the Internal Revenue Code (which we refer to as “non-qualified stock options”) (incentive stock options and non-qualified stock options are together referred to as “stock options” or “options”);

●	stock appreciation rights;

●	restricted stock and restricted stock units; and

●	performance shares and performance units.

Subject to adjustment as described under “- Changes in Capitalization,” the total number of shares available for awards under the 2026 Plan will be 750,000. Shares issued under the 2026 Plan may be either authorized but unissued shares, or shares that have been reacquired by the Company. Shares subject to awards which terminate, expire or lapse are again available for awards under the 2026 Plan. Awards that are not settled in shares will not be counted against the limit described above.

The 2026 Plan sets forth annual limits with respect to awards which may be granted to a participant. A participant may receive different types of awards during a calendar year. Under the 2026 Plan, subject to adjustment as described in “Changes in Capitalization,” awards granted during a calendar year to any one participant are subject to the following limitations: (1) aggregate grants of stock options or stock appreciation rights are subject to an annual limit of 50,000 shares; (2) aggregate grants of restricted stock or restricted stock units are subject to an annual limit of 25,000 shares; and (3) aggregate grants of performance shares or performance units are subject to an annual limit of 25,000 shares. In addition, the maximum aggregate grant date fair value of shares that may be covered by awards to any non-employee director in any one calendar year is $90,000. The 2026 Plan provides that up to 700,000 of the shares available for awards under the Plan may be issued as incentive stock options.

Changes in Capitalization

The 2026 Plan provides that in the event of any corporate event or transaction, including, but not limited to, a change in the shares of Common Stock or the capitalization of the Company, such as may result from a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure or distribution, other than normal cash dividends, in order to prevent dilution or enlargement of participant rights under the 2026 Plan, the number of shares of Common Stock authorized for issuance, available for issuance or covered by any outstanding award and the exercise price or other per share amounts applicable to any such award, and the various limitations described above, will be adjusted.

Eligibility

Any employee or director (including advisory and emeritus directors) of the Company or any of its subsidiaries is eligible to receive an award under the 2026 Plan. As of December 31, 2025, there were approximately 1,075 employees, including 218 part-time employees, and eight non-employee directors of the Company and its subsidiaries.

Administration of the 2026 Plan

The 2026 Plan provides that it is to be administered by a committee of two or more members of the Company’s Board of Directors, each of whom qualifies as (i) a “Non-Employee Director,” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, and (ii) an “Independent Director” under the Listing Rules of the NASDAQ Stock Market.  As noted above, the Board has designated the Compensation Committee (which we refer to in this section as the “Committee”) as the committee to administer the 2026 Plan.

The Committee generally has full power to:

●	determine the size and types of awards;

●	determine the terms and conditions of awards in a manner consistent with the 2026 Plan;

●	interpret the 2026 Plan and any agreement or instrument entered into under the 2026 Plan;

●	establish, amend or waive rules and regulations for the administration of the 2026 Plan;

●	amend or otherwise modify the 2026 Plan or the terms and conditions of any outstanding award under the 2026 Plan;

●	make all other determinations which are necessary or advisable for the administration of the 2026 Plan; and

●	delegate its authority under the 2026 Plan to the extent permitted by law, rule or regulation.

Duration and Modification

The 2026 Plan will remain in effect until terminated in accordance with its terms; however, no award may be made under the 2026 Plan on or after the tenth anniversary of its approval by the Company’s stockholders. The Company’s Board of Directors or the Committee generally may, at any time, terminate, amend or modify the 2026 Plan without approval of participants or the Company’s stockholders. Stockholder approval must be obtained if it is required by law, rule or regulation. As a result, stockholder approval will generally be required for material amendments to the 2026 Plan, such as amendments to increase the number of shares which may be issued under awards. Additionally, the Company’s Board of Directors, in its discretion, may voluntarily seek stockholder approval if it so desires.

No Repricing Without Stockholder Approval

Stock options and stock appreciation rights may not be repriced, replaced or regranted through cancellation, by being exchanged for cash or other awards or by lowering the exercise or grant price of a previously granted stock option or stock appreciation right (other than as described under “- Changes in Capitalization”), except with the approval of the Company’s stockholders to the extent required under applicable stock exchange rules.

Stock Options

General. Stock options may be granted to employees and directors at any time and from time to time by the Committee. The Committee has broad discretion in determining the number of shares subject to options granted to each participant. Each option grant is evidenced by an option agreement that specifies the exercise price, the duration of the option, the number of shares to which the option pertains, the vesting schedule, and such other provisions as the Committee determines. In addition, the option agreement specifies whether the option was intended to be an incentive stock option or a non-qualified stock option. The exercise price must not be less than the fair market value of a share of Common Stock on the date of grant, provided that the exercise price of an incentive stock option granted to a holder of more than ten percent of the Common Stock must not be less than 110% of fair market value on the date of grant. The duration of a stock option may not exceed ten years, provided that the duration of an incentive stock option granted to a holder of more than ten percent of the Common Stock may not exceed five years.

Stock Option Exercises. A participant may pay the exercise price of his or her option in cash, by delivering shares of Common Stock that he or she already owns having a total fair market value equal to the total exercise price, through a broker-assisted (cashless) exercise, by net settlement, or by any combination of these methods.

Exercising Options After Termination of Employment or Service. The termination of a participant’s employment or service as a director affects his or her ability to exercise options granted under the 2026 Plan.

Termination of Service or Employment-General. Unless otherwise set forth in the participant’s option agreement or as described below, if a participant's employment or service terminates, any portion of the participant’s option which has not yet vested will be forfeited, unless the Committee decides to waive this forfeiture and allow the participant to exercise that portion (in addition to the already vested portion) of the option. Thereafter, unless otherwise provided in the participant's option agreement, the exercisable portion of the participant's option may be exercised for three months after the date of termination or until the expiration date of the option, whichever period is shorter. Unless otherwise set forth in the participant’s option agreement, should the participant die during the shorter of these two periods, the participant’s option may be exercised by the participant’s designated beneficiary (or, if no beneficiary has been designated, by such person or persons who have acquired the participant’s rights under the option by will or the laws of descent and distribution) for one year after the participant’s death or until the expiration date of the option, whichever period is shorter.

Termination Due to Death. Unless otherwise set forth in the participant’s option agreement, if a participant’s employment or service is terminated due to death, any unvested portion of the participant's option will immediately become exercisable and the option may be exercised  by the participant’s designated beneficiary (or, if no beneficiary has been designated, by such person or persons who have acquired the participant’s rights under the option by will or the laws of descent and distribution) for one year after the participant’s death or until the expiration date of the option, whichever period is shorter.

Termination Due to Disability. Unless otherwise set forth in the participant’s option agreement, if a participant's employment or service is terminated due to permanent and total disability, any unvested portion of the participant's option will immediately become exercisable and the option may be exercised for one year after the date of termination or until the expiration date of the option, whichever period is shorter. Unless otherwise set forth in the participant’s option agreement, should the participant die during the shorter of these two periods, the participant’s option may be exercised by the participant’s designated beneficiary (or, if no beneficiary has been designated, by such person or persons who have acquired the participant’s rights under the options by will or the laws of descent and distribution) for one year after the participant’s death or until the expiration date of the option, whichever period is shorter.

Termination Due to Cause. If a participant's employment or service is terminated for cause, all of his or her outstanding options under the 2026 Plan (regardless of vesting status) will immediately be forfeited.

Transferability. Except as otherwise permitted by the Internal Revenue Code or the regulations under the Internal Revenue Code, no incentive stock option may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than, upon the participant’s death, to the participant’s designated beneficiary or, if no beneficiary has been properly designated by the participant, by will or by the laws of descent and distribution. An incentive stock option may be transferred incident to a divorce (within the meaning of Section 1041 of the Internal Revenue Code) or pursuant to a qualified domestic relations order, but such a transfer will cause the incentive stock option to become a non-qualified stock option as of the day of the transfer. An incentive stock option may be transferred to a grantor trust under which the participant is considered the sole beneficial owner of the incentive stock option while it is held by the trust. No non-qualified stock option may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than (1) upon the participant’s death, to the participant’s designated beneficiary or, if no beneficiary has been properly designated by the participant, by will or by the laws of descent and distribution, (2) pursuant to a qualified domestic relations order, (3) to a grantor trust, or (4) if specified by the Committee in the participant’s option agreement, by gift to any member of the participant’s immediate family or to a trust for the benefit of the participant or one or more of the participant’s immediate family members. For these purposes, a participant’s “immediate family” means the participant, and the lineal ascendants and lineal descendants of the participant or his or her spouse, or any one or more of them. Unless transferred as permitted under the 2026 Plan, a stock option may be exercised during the participant’s lifetime only by the participant.

Stock Appreciation Rights

The exercise of a stock appreciation right entitles its holder to receive in cash, shares of Common Stock or a combination of both (as determined by the Committee), an amount equal to (1) the difference between the fair market value of a share of Common Stock on the date of exercise over the grant (exercise) price, multiplied by (2) the number of shares with respect to which the stock appreciation right is exercised.

Stock appreciation rights may be granted to employees and directors at any time and from time to time as determined by the Committee. The Committee has broad discretion in establishing the terms of stock appreciation rights, including the number of shares subject to a particular award, conditions to exercising, grant price (which must be equal to at least 100% of the fair market value of a share of Common Stock on the date of grant) and duration of the award (which may not exceed ten years). A stock appreciation right may be related to a stock option or be granted independently of any option. In the case of a stock appreciation right that is related to a stock option, the exercise of one award will reduce, on a one-to-one basis, the number of shares covered by the other award. The plan provisions on exercising stock appreciation rights after termination of employment or service and transferability of stock appreciation rights are essentially the same as those applicable to stock options.

Restricted Stock and Restricted Stock Units

General. Shares of restricted stock and restricted stock units may be granted to employees and directors at any time and from time to time by the Committee. Each restricted stock or restricted stock unit grant is evidenced by a restricted stock or restricted stock unit agreement that specifies the period of restriction (that is, the period during which the entitlement of the participant under the award is limited in some way or subject to forfeiture) and any other vesting terms, the number of shares of restricted stock or restricted stock units granted, and such other provisions as the Committee may determine, including whether the award is subject to vesting upon the achievement of performance goals. Each restricted stock unit agreement will also specify the time at which, after vesting, the award will be settled (i.e., paid out to the participant) and the form in which settlement will be made (i.e., in shares of Common Stock, in cash, or a combination of both). In addition, the Committee may require that a participant pay a stipulated purchase price for each share of restricted stock or restricted stock unit or impose holding requirements or sale restrictions upon vesting of restricted stock or settlement of restricted stock units in shares.

During the period of restriction, a participant holding shares of restricted stock may exercise full voting rights with respect to those shares, and also may be entitled to receive credit for dividends and other distributions paid with respect to those shares, provided that they shall only be paid when (and to the extent) the restricted stock becomes vested or earned. If any such dividends or distributions are paid in shares of Common Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid. A participant has no voting or dividend rights with respect to shares underlying restricted stock units unless and until the shares are issued to the participant in settlement of the restricted stock units. The Committee may, however, provide in the participant’s restricted stock unit agreement for the crediting of dividend equivalent units, provided that such dividend equivalent units shall only be paid when (and to the extent) the restricted stock units become vested or earned.

Termination of Service or Employment. Unless otherwise set forth in the participant’s restricted stock or restricted stock unit agreement, if a participant's employment or service is terminated due to death or permanent and total disability, the period of restriction will lapse as of the date of termination. Unless otherwise set forth in the participant’s restricted stock or restricted stock unit agreement, if a participant's employment or service is terminated for any other reason, all unvested shares awarded as restricted stock and restricted stock units will immediately be forfeited unless the termination is not for cause and the Committee, in its sole discretion, determines to provide for the lapsing of all or a portion of the unvested shares or restricted stock units.

Transferability. Shares of restricted stock and restricted stock units generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period of restriction (and in the case of restricted stock units, until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the restricted stock or restricted stock unit agreement.

Performance Shares and Performance Units

General. Performance shares and performance units may be granted to employees and directors at any time and from time to time by the Committee, entitling the participant to future cash payments, shares of Common Stock or a combination of both, based upon the level of achievement with respect to one or more pre-established performance goals over a specified performance period.

The Committee will establish a maximum amount of a participant’s award, denominated in shares of Common Stock, in the case of performance shares, or units, in the case of performance units. Each award of performance shares or performance units will be evidenced by a performance share or performance unit agreement, which will set forth (1) the target and maximum amount payable to the participant, (2) the performance goals and level of achievement versus these goals that will determine the amount of payment, (3) the performance period as to which performance will be measured, (4) the timing of any payment earned by virtue of performance, (5) whether and the extent to which participants holding performance shares or performance units will receive dividends or dividend equivalents, (6) restrictions on the alienation or transfer of the award prior to actual payment and restrictions on the sale or transfer of shares following actual payment of an award paid in shares, (7) forfeiture provisions and (8) such other terms as may be determined by the Committee.

After the end of each performance period, the Committee will determine the extent to which performance goals have been attained, and the satisfaction of any other terms and conditions. The Committee will determine what, if any, payment is due with respect to an award and, in the case of performance units, whether the payment will be made in cash, shares of Common Stock or a combination of both. Payment will generally be made in a lump sum within 60 days after the Committee determines that a payment is due. Notwithstanding satisfaction of any performance goals, the amount paid under an award of performance shares or performance units on account of either financial performance or personal performance evaluations may be reduced by the Committee in its discretion, if the terms of the award so provide.

Termination of Employment or Service. Unless provided otherwise in the participant’s agreement evidencing his or her award of performance shares or performance units, if the employment or service of a participant terminates before the end of a performance period due to death or permanent and total disability, then to the extent it is determined by the Committee following the end of the performance period that the performance goals have been attained, the participant will be entitled to a pro rata payment based on the number of months’ service during the performance period but based on the achievement of performance goals during the entire performance period; payment under these circumstances will be made at the time payments are made to participants who did not terminate service during the performance period. Unless provided otherwise in the participant’s agreement evidencing his or her award of performance shares or performance units, if the employment or service of a participant terminates before the end of a performance period for any other reason, all outstanding performance shares or performance units awarded to the participant will be canceled; however, if the participant’s employment or service is terminated by the Company other than for cause, the Committee in its sole discretion may waive the automatic cancellation provision and pay out on a pro rata basis as described in the immediately preceding sentence.

Transferability. Except as otherwise provided in the participant's agreement evidencing his or her award of performance shares or performance units, performance shares and performance units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the participant’s death, to the participant’s designated beneficiary or, if no beneficiary has been designated by the participant, by will or by the laws of descent and distribution.

Change in Control

Under the 2026 Plan, in the event of a change in control, to the extent that outstanding awards under the Plan are assumed or replaced with a replacement award, such awards will not vest automatically (so-called “single-trigger” vesting), but instead remain outstanding and continue to be governed by their terms. However, if, in connection with or during the two-year period following a change in control, a participant is involuntarily terminated other than for cause (including voluntary resignation for good reason under an applicable plan or agreement), then upon such termination the awards will become fully vested (so-called “double-trigger” vesting). If the Committee determines that existing awards are not appropriately assumed or are not appropriately replaced in connection with a change in control, and unless otherwise provided by the Committee in the agreement applicable to an award, upon a change in control:

●	each option and stock appreciation right then outstanding shall become fully vested and exercisable;

●	all restrictions on restricted stock will lapse and all restricted stock units will become fully vested; and

●	each performance-based award will be deemed earned and shall be paid to the extent of the greater of (i) the extent, as determined by the Committee, to which the performance goals applicable to such performance-based award have been met during the applicable performance period up through and including the effective date of the change in control or (ii) the target number of performance shares or performance units determined at the date of grant, with such target number to be prorated based on the elapsed proportion of the applicable performance period up through and including the effective date of the change in control.

Federal Income Tax Consequences

The following discussion is intended for the information of stockholders considering how to vote on the proposed 2026 Plan, and not as tax guidance to plan participants. Under current U.S. federal income tax laws, awards of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units under the 2026 Plan will generally have the following federal income tax consequences:

(1) The grant of a stock option will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant.

(2) If the participant exercises an incentive stock option, the exercise of the option will generally not, by itself, result in the recognition of taxable income by the participant or entitle the Company to a deduction at the time of exercise. However, the difference between the exercise price and the fair market value of the shares of Common Stock acquired on the date of exercise is an item of adjustment included for purposes of calculating the participant’s alternative minimum tax.

If the participant does not hold the shares of Common Stock acquired upon exercise of an incentive stock option for at least one year after the exercise of the stock option or two years after the grant of the stock option, whichever is later, the participant will recognize ordinary (compensation) income upon disposition of the shares in an amount equal to the difference between the fair market value of the shares on the date of exercise of the stock option and the exercise price. If this happens, the Company will be entitled to a corresponding deduction in the amount of ordinary income, if any, that the participant recognizes, subject to the deduction limitations under Section 162(m) of the Internal Revenue Code. The participant also will recognize a capital gain (loss) to the extent the sale price exceeds (is less than) the fair market value of the shares of Common Stock on the date of exercise of the stock option. The Company will not be entitled to a corresponding deduction for any such capital gain. The capital gain (loss) will be characterized as short-term if the participant does not hold the shares for more than one year after the exercise of the stock option and long-term if the participant does hold the shares for more than one year after the exercise of the stock option.

If the participant holds the shares of Common Stock acquired upon exercise of an incentive stock option for at least one year after the stock option is exercised and at least two years after the option is granted, the participant will recognize a capital gain (loss) upon disposition of the shares to the extent the sale price exceeds (is less than) the exercise price. This capital gain (loss) will be characterized as long-term if the participant does hold the shares for more than one year after the exercise of the stock option. The Company will not be entitled to a corresponding deduction for any such capital gain.

(3) If the participant exercises a non-qualified stock option, the participant will recognize ordinary (compensation) income on the date of exercise in an amount equal to the difference between the fair market value on the date of exercise of the shares of Common Stock acquired pursuant to the exercise and the exercise price of the non-qualified stock option. The Company will be allowed a deduction in the amount of any ordinary income recognized by the participant upon exercise of the non-qualified stock option, subject to the deduction limitations under Section 162(m) of the Internal Revenue Code. When the participant sells the shares acquired upon exercise of a non-qualified stock option, the participant will recognize a capital gain (loss) to the extent of any appreciation (depreciation) in the value of the shares from the date of exercise to the date of sale. The Company will not be entitled to a corresponding deduction for any such capital gain. The capital gain (loss) will be short-term if the participant does not hold the shares for more than one year after the exercise of the stock option and long-term if the participant does hold the shares for more than one year after the exercise of the stock option.

(4) The grant of a stock appreciation right will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant. If the participant exercises a stock appreciation right, the participant will recognize ordinary (compensation) income on the date of exercise in an amount equal to the difference between the fair market value on the date of exercise of the shares of Common Stock underlying the stock appreciation right being exercised and the grant price of the stock appreciation right. The Company will be entitled to a corresponding tax deduction, subject to the deduction limitations under Section 162(m) of the Internal Revenue Code. To the extent the stock appreciation right is settled in shares of Common Stock, when the participant sells the shares, the participant will recognize a capital gain (loss) to the extent of any appreciation (depreciation) in the value of the shares from the date of exercise. The Company will not be entitled to a corresponding deduction for any such capital gain. The capital gain (loss) will be short-term if the participant does not hold the shares for more than one year after the exercise of the stock appreciation right and long-term if the participant does hold the shares for more than one year after the exercise of the stock appreciation right.

(5) The grant of restricted stock will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant. Holders of shares of restricted stock will recognize ordinary (compensation) income on the date that the shares of restricted stock are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. A holder of restricted stock may generally elect under Section 83(b) of the Internal Revenue Code to recognize ordinary income in the amount of the fair market value of the shares of restricted stock on the date of grant. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the holder, subject to the deduction limitations under Section 162(m) of the Internal Revenue Code. When the participant disposes of shares granted as restricted stock, the difference between the amount received by the participant upon the disposition and the fair market value of the shares on the date the participant recognized ordinary income will be treated as a capital gain or loss. The capital gain or loss will be short-term if the participant does not hold the shares for more than one year after recognition of ordinary income and long-term if the participant does hold the shares for more than one year after the recognition of ordinary income. The holding period begins when the restricted stock vests, unless a Section 83(b) election is made, in which case the holding period begins upon the restricted stock grant date. The Company will not be entitled to a corresponding deduction for any such capital gain. Holders of restricted stock will also recognize ordinary income equal to any dividend income when such payments are received, which will be when the restricted stock becomes vested or earned.

(6) The grant of restricted stock units will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant. Upon settlement of the restricted stock units, the participant will generally recognize ordinary (compensation) income in the amount of the fair market value of the shares of Common Stock and/or the amount of cash paid to the participant. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant, subject to the deduction limitations under Section 162(m) of the Internal Revenue Code. When the participant disposes of any shares of Common Stock paid upon settlement of the restricted stock units, the difference between the amount received by the participant upon the disposition and the fair market value of the shares on the date the participant recognized ordinary income with respect to the shares will be treated as a capital gain or loss. The capital gain or loss will be short-term if the participant does not hold the shares for more than one year after recognition of ordinary income and long-term if the participant does hold the shares for more than one year after the recognition of ordinary income. The Company will not be entitled to a corresponding deduction for any such capital gain.

(7) The grant of performance shares or performance units will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant. The participant will recognize ordinary (compensation) income, and the Company will be entitled to a corresponding deduction, at the time shares of Common Stock are delivered in payment of performance shares or shares of Common Stock and/or cash are delivered in payment of performance units. The amount of such ordinary income will be the amount of the fair market value of the shares of Common Stock and/or the amount of cash delivered to the participant. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant, subject to the deduction limitations under Section 162(m) of the Internal Revenue Code. When the participant disposes of any shares of Common Stock, the difference between the amount received by the participant upon the disposition and the fair market value of the shares on the date the participant recognizes ordinary income will be treated as a capital gain or loss. The capital gain or loss will be short-term if the participant does not hold the shares for more than one year after recognition of ordinary income and long-term if the participant does hold the shares for more than one year after the recognition of ordinary income. The Company will not be entitled to a corresponding deduction for any such capital gain.

Proposed Awards under the 2026 Plan

No awards have been proposed under the 2026 Plan as of the date of this proxy statement.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2025 with respect to compensation plans of the Company under which shares of Common Stock may be issued (currently limited to the 2022 Plan). As noted above, if the 2026 Plan is approved by stockholders at the Annual Meeting, no future awards will be made under the 2022 Plan.

Equity Compensation Plan Information

Plan Category	Number of Shares to be issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity compensation plans approved by stockholders	1,306,262	$56.470	93,161	(1)
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
Total	1,306,262	$56.470	93,161

(1)	Represents shares available for future awards under the 2022 Plan. Awards in the form of restricted stock, restricted stock units, performance shares and performance units reduce the number of shares available under the 2022 Plan on a 2.5-to-1 basis.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 2026 OMNIBUS INCENTIVE PLAN.

PROPOSAL IV.RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of Bancorp’s Board of Directors has engaged the independent registered public accounting firm of Forvis Mazars, LLP to audit Bancorp’s financial statements for the 2026 fiscal year, subject to the ratification of the appointment by Bancorp’s stockholders at the Annual Meeting. Representatives of Forvis Mazars, LLP are expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Although not required by Bancorp’s bylaws or otherwise, the Audit Committee and the Board of Directors believe it appropriate, as a matter of good corporate governance, to request that Bancorp’s stockholders ratify the appointment of Forvis Mazars, LLP as Bancorp’s independent registered public accounting firm for the 2026 fiscal year. If the stockholders do not so ratify, the Audit Committee will reconsider the appointment and may retain Forvis Mazars, LLP or another firm without re-submitting the matter to the stockholders. Even if the stockholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.

During the fiscal years ended December 31, 2025 and 2024, Forvis Mazars, LLP provided various audit, audit related and non-audit services to Bancorp. Set forth below are the aggregate fees billed for these services:

(a)	Audit Fees: Aggregate fees billed for professional services rendered for the audits of Bancorp’s annual financial statements and internal control over financial reporting and reviews of financial statements included in Bancorp’s Quarterly Reports on Form 10-Q: $510,000 – 2025; $485,000 – 2024.

(b)	Audit Related Fees: Aggregate fees billed for professional services rendered related to audits: $5,600 – 2025; $0 – 2024.

(c)	Tax Fees: Aggregate fees billed for professional services rendered related to tax compliance, tax advice and tax consultations: $0 – 2025; $0 – 2024.

(d)	All Other Fees: Aggregate fees billed for all other professional services, including regulatory compliance work and 401(k) plan administration: $123,525 – 2025; $409,352 – 2024.

The Audit Committee pre-approves all audit and permissible non-audit services to be provided by Forvis Mazars, LLP and the estimated fees for these services.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF FORVIS MAZARS, LLP AS BANCORP’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

PRINCIPAL STOCKHOLDERS AND STOCK HOLDINGS OF MANAGEMENT

The following table sets forth certain information, as of the Record Date, as to those persons believed by management to be beneficial owners of more than five percent of the outstanding shares of Common Stock. Persons, legal or natural, and groups beneficially owning in excess of five percent of the Common Stock are required to file certain reports regarding their ownership with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Where appropriate, historical information set forth below is based on the most recent filing on behalf of the person with the SEC. Other than those persons listed below, management is not aware of any person or group that beneficially owns more than five percent of the Common Stock as of the Record Date. Each beneficial owner listed has sole voting and dispositive power with respect to the shares of Common Stock reported, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class

Joseph W. Turner c/o Great Southern Bancorp, Inc. 1451 E. Battlefield Springfield, MO 65804	1,879,561	(2)	17.08%

Julie Turner Brown c/o Great Southern Bancorp, Inc. 1451 E. Battlefield Springfield, MO 65804	1,722,230	(3)	15.69%

Earl A. Steinert, Jr. c/o Great Southern Bancorp, Inc. 1451 E. Battlefield Springfield, MO 65804	944,096	(4)	8.61%

BlackRock, Inc. 55 East 52nd Street New York, NY 10005	827,351	(5)	7.54%

Dimensional Fund Advisors, LP Building One 6300 Bee Cave Road Austin, TX 78746	735,261	(6)	6.71%

(1)	Due to the rules for determining beneficial ownership, the same securities may be attributed as being beneficially owned by more than one person. The holders may disclaim beneficial ownership of the included shares which are owned by or with family members, trusts or other entities. Under Rule 13d-3 under the Exchange Act, share amounts shown for Bancorp’s executive officers and directors include shares that they may acquire upon the exercise of options that are exercisable at the Record Date or will become exercisable within 60 days after that date.
(2)	Includes 100,922 shares held jointly with Mr. J. Turner’s spouse, with whom Mr. J. Turner shares voting and dispositive power as to such shares, 2,478 shares held by Mr. J. Turner’s spouse, 39,163 shares which may be acquired through option exercises, 11,379 shares held in trust accounts for Mr. J. Turner’s children, 106,000 shares held by the Turner Family Foundation, a charitable foundation of which Mr. J. Turner, Ms. Julie Turner Brown, a director of Bancorp, and Mr. W. Turner, Bancorp’s Chairman, are directors, and 1,566,024 shares held by the Turner Family Limited Partnership, of which Mr. J. Turner and Ms. Brown are the general partners, Mr. J. Turner, Ms. Brown and Mr. W. Turner share voting and dispositive powers over the 106,000 shares held by the Turner Family Foundation and Mr. J. Turner and Ms. Brown share voting and dispositive powers over the 1,566,024 shares held by the Turner Family Limited Partnership. Also reflects units held by Mr. J. Turner in the Company Common Stock fund under Great Southern’s 401(k) plan, which were equivalent to approximately 18,335 shares of Common Stock.
(3)	Includes 31,780 shares held jointly with Ms. Brown’s spouse, with whom Ms. Brown shares voting and dispositive power as to such shares, 9,500 shares which may be acquired through option exercises, 7,810 shares held in a trust account for Ms. Brown’s children, 106,000 shares held by the Turner Family Foundation, a charitable foundation of which Ms. Brown, Mr. J. Turner and Mr. W. Turner are directors, and 1,566,024 shares held by the Turner Family Limited Partnership, of which Ms. Brown and Mr. J. Turner are the general partners, Ms. Brown and Mr. J. Turner share voting and dispositive powers over the 1,566,024 shares held by the Turner Family Limited Partnership and Ms. Brown, Mr. J. Turner and Mr. W. Turner share voting and dispositive powers over the 106,000 shares held by the Turner Family Foundation.
(4)	Includes 4,500 shares which may be acquired through option exercises. Mr. Steinert has sole voting and dispositive power as to all 944,096 shares listed in the table.

(5)	As reported in an amended Schedule 13G filed with the SEC on January 26, 2024 by BlackRock, Inc. (“BlackRock”). With respect to the shares listed in the table, BlackRock reported having sole voting power as to 805,259 shares and sole dispositive power as to 827,351 shares.
(6)	As reported in an amended Schedule 13G filed with the SEC on February 14, 2024 by Dimensional Fund Advisors, LP (“Dimensional”). With respect to the shares listed in the table, Dimensional reported having sole voting power as to 720,765 shares and sole dispositive power as to 735,261 shares.

Stock Ownership of Management

The following table sets forth information, as of the Record Date, as to the shares of Common Stock beneficially owned by the directors and nominees named under “Proposal I. Election of Directors” above, the named executive officers, and all directors and executive officers as a group. Each beneficial owner listed has sole voting and dispositive power with respect to the shares of Common Stock reported, except as otherwise indicated.

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class
William V. Turner	353,172	(2)	3.21%
Earl A. Steinert, Jr.	944,096	(3)	8.61
Joseph W. Turner	1,879,561	(4)	17.08
Julie Turner Brown	1,722,230	(5)	15.69
Thomas J. Carlson	28,306	(6)	0.26
Douglas M. Pitt	22,539	(7)	0.21
Kevin R. Ausburn	17,300	(8)	0.16
Debra Mallonee (Shantz) Hart	18,001	(9)	0.16
Steven D. Edwards	5,583	(10)	0.05
Amelia A. Counts	10		0.00
Rex A. Copeland	47,734	(11)	0.43
Kevin L. Baker	31,401	(12)	0.29
John M. Bugh	30,748	(13)	0.28
Directors and Executive Officers as a Group (14 persons)	3,325,044	(14)	29.75

(1)	Amounts include shares held directly, as well as shares held jointly with family members, in retirement accounts, in a fiduciary capacity, by certain family members, by certain related entities or by trusts of which the directors and executive officers are trustees or substantial beneficiaries, with respect to which shares the respective director or executive officer may be deemed to have sole or shared voting and/or dispositive powers. Under Rule 13d-3 of the Exchange Act, share amounts shown for Bancorp’s officers and directors include shares that they may acquire upon the exercise of options that are exercisable at the Record Date or will become exercisable within 60 days after that date. Due to the rules for determining beneficial ownership, the same securities may be attributed as being beneficially owned by more than one person. The holders may disclaim beneficial ownership of the included shares which are owned by or with family members, trusts or other entities.
(2)	Includes 39,163 shares which may be acquired through option exercises and 106,000 shares held by the Turner Family Foundation, a charitable foundation of which Mr. W. Turner, Mr. J. Turner and Ms. J. Brown are directors; Mr. W. Turner, Mr. J. Turner and Ms. Brown share voting and dispositive powers over the 106,000 shares held by the Turner Family Foundation. Also reflects units held by Mr. W. Turner in the Company Common Stock fund under Great Southern’s 401(k) plan, which were equivalent to approximately 8,897 shares of Common Stock. Not included in the shares beneficially owned by Mr. W. Turner are the 1,566,024 shares held by the Turner Family Limited Partnership. On September 30, 2004, in a transaction undertaken for estate planning purposes, each of Mr. W. Turner and his spouse transferred all of their respective general partnership units in the partnership to Mr. J. Turner and Ms. Brown in exchange for a portion of the limited partnership units held by Mr. J. Turner and Ms. Brown. Although, as a result of the exchange, Mr. J. Turner and Ms. Brown replaced Mr. W. Turner and his spouse as general partners, each family member’s share of the partnership’s capital account and profits did not substantially change and their economic interests in the shares of the Common Stock held by the partnership were not significantly affected by the exchange.

(3)	For a discussion of Mr. Steinert’s ownership, see footnote 4 to the immediately preceding table.
(4)	For a discussion of Mr. J. Turner’s ownership, see footnote 2 to the immediately preceding table.
(5)	For a discussion of Ms. Brown’s ownership, see footnote 3 to the immediately preceding table.
(6)	Includes 17,206 shares held by Mr. Carlson’s spouse. Also includes 11,000 shares which may be acquired through option exercises.
(7)	Includes 11,000 shares which may be acquired through option exercises.
(8)	Includes 9,000 shares which may be acquired through option exercises.
(9)	Includes 16,000 shares which may be acquired through option exercises.
(10)	Includes 1,500 shares which may be acquired through option exercises.
(11)	Includes 23,063 shares which may be acquired through option exercises.
(12)	Includes 21,763 shares which may be acquired through option exercises. Also reflects units held by Mr. Baker in the Company Common Stock fund under Great Southern’s 401(k) plan, which were equivalent to approximately 9,624 shares of Common Stock.
(13)	Includes 24,263 shares which may be acquired through option exercises and 1,790 shares pledged to secure a personal loan. Also reflects units held by Mr. Bugh in the Company Common Stock fund under Great Southern’s 401(k) plan, which were equivalent to approximately 4,694 shares of Common Stock.
(14)	Includes an aggregate of 212,302 shares which may be acquired through option exercises by all directors and executive officers as a group. Also reflects units held by members of that group in the Company Common Stock fund under Great Southern’s 401(k) plan, which were equivalent to an aggregate of approximately 41,550 shares of Common Stock.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires Bancorp’s directors, its executive officers and persons who beneficially own more than ten percent of the Common Stock, to file reports detailing their ownership and changes of ownership in the Common Stock with the SEC. Based solely on Bancorp’s review of such reports filed with the SEC, and written representations from Bancorp’s directors and executive officers that no other reports were required to be filed by them during or with respect to the year ended December 31, 2025, Bancorp is aware of one late Form 4 filing for officer Mark A. Maples for two simultaneous stock option exercises and the immediate sale of the underlying shares.

STOCKHOLDER PROPOSALS AND OTHER INFORMATION

REGARDING THE 2027 ANNUAL MEETING OF STOCKHOLDERS

In order to be eligible for inclusion in Bancorp’s proxy materials for its next annual meeting of stockholders, any stockholder proposal for that meeting must be received by the Secretary of Bancorp at the executive office of Bancorp, located at 1451 E. Battlefield, Springfield, Missouri 65804, by December 1, 2026.  If, however, the date of Bancorp’s next annual meeting of stockholders is before April 13, 2027 or after June 12, 2027, any such proposal must be received at Bancorp’s executive office a reasonable time before Bancorp begins to print and send its proxy materials for that meeting to be eligible for inclusion in those proxy materials. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

In addition to the deadline and other requirements referred to above for submitting a stockholder proposal to be included in Bancorp’s proxy materials for its next annual meeting of stockholders, Bancorp’s bylaws require a separate notification to be made in order for a stockholder proposal to be eligible for presentation at the meeting, regardless of whether the proposal is included in Bancorp’s proxy materials for the meeting.  In order to be eligible for presentation at Bancorp’s next annual meeting of stockholders, written notice of a stockholder proposal containing the information specified in Article I, Section 6 of Bancorp’s bylaws must be received by the Secretary of Bancorp not earlier than the close of business on January 13, 2027 and not later than the close of business on February 12, 2027. If, however, the date of the next annual meeting is before April 23, 2027 or after July 12, 2027, the notice of the stockholder proposal must instead be received by Bancorp’s Secretary not earlier than the close of business on the 120th calendar day prior to the date of the next annual meeting and not later than the close of business on the later of the 90th calendar day before the date of the next annual meeting or the tenth calendar day following the first to occur of the day on which notice of the date of the next annual meeting is mailed or otherwise transmitted or the day on which public announcement of the date of the next annual meeting is first made by Bancorp.

Stockholders who intend to solicit proxies in support of director nominees other than Bancorp’s nominees in connection with Bancorp’s next annual meeting of stockholders must provide notice to Bancorp that contains the information required by Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended, no later than March 14, 2027. If, however, the date of Bancorp’s next annual meeting of stockholders is before April 13, 2027 or after June 12, 2027, the notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the tenth calendar day following the day on which public announcement of the date of the annual meeting is first made by Bancorp. This notice is in addition to the notice required under Article I, Section 6(b) of Bancorp’s bylaws for stockholders desiring to submit director nominations, which must contain the information specified in Article I, Section 6(b) and be received by the Secretary of Bancorp not less than 90 calendar days or more than 120 calendar days prior to the date of Bancorp’s next annual meeting of stockholders. If, however, less than 100 calendar days’ notice or public announcement of the date of the next annual meeting is given or made to stockholders, notice pursuant to Article I, Section 6(b) must instead be received by Bancorp’s Secretary by the tenth calendar day following the first to occur of the day on which notice of the date of the next annual meeting is mailed or otherwise transmitted or the day on which public announcement of the date of the next annual meeting is first made by Bancorp.

OTHER MATTERS

The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than the proposals discussed in this proxy statement. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the holders of the proxies to vote the shares represented thereby on such matters in accordance with their best judgment.

The cost of solicitation of proxies will be borne by Bancorp. Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitation by mail, directors, officers and other employees of Bancorp and/or Great Southern may solicit proxies personally or by telephone or other means, without additional compensation.

A COPY OF BANCORP’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2025, AS FILED WITH THE SEC, MAY BE OBTAINED FROM THE SEC’S WEBSITE, AT WWW.SEC.GOV, OR FROM GREAT SOUTHERN’S WEBSITE, AT WWW.GREATSOUTHERN BANK.COM.

By Order of the Board of Directors

/s/ William V. Turner
William V. Turner Chairman of the Board

Springfield, Missouri
March 31, 2026

APPENDIX A

GREAT SOUTHERN BANCORP, INC.

2026 OMNIBUS INCENTIVE PLAN

A-i

ARTICLE 8 RESTRICTED STOCK AND RESTRICTED STOCK UNITS		A-11
8.1	Grant of Restricted Stock and Restricted Stock Units	A-11
8.2	Restricted Stock or Restricted Stock Unit Agreement	A-11
8.3	Non-transferability	A-11
8.4	Other Restrictions	A-11
8.5	Certificate Legend	A-11
8.6	Removal of Restrictions	A-11
8.7	Voting Rights	A-12
8.8	Dividends and Other Distributions	A-12
8.9	Termination of Employment or Service Due to Death or Disability	A-12
8.10	Termination of Employment or Service for Other Reasons	A-12
8.11	Settlement of Restricted Stock Units	A-12
ARTICLE 9 PERFORMANCE SHARES AND PERFORMANCE UNITS		A-12
9.1	Grant of Performance Shares and Performance Units	A-12
9.2	Amount of Award	A-12
9.3	Award Agreement	A-13
9.4	Performance Goals	A-13
9.5	Discretionary Adjustments	A-13
9.6	Payment of Awards	A-13
9.7	Termination of Employment or Service Due to Death or Disability	A-13
9.8	Termination of Employment or Service for Other Reasons	A-13
9.9	Non-transferability	A-13
ARTICLE 10 BENEFICIARY DESIGNATION		A-14
ARTICLE 11 RIGHTS OF EMPLOYEES AND DIRECTORS		A-14
11.1	Employment or Service	A-14
11.2	Participation	A-14
ARTICLE 12 CHANGE IN CONTROL		A-14
12.1	A-13	A-14
12.2	Conditional Vesting	A-14
12.3	Replacement Awards	A-15
12.4	Separation from Service	A-15
ARTICLE 13 AMENDMENT, MODIFICATION AND TERMINATION		A-15
13.1	Amendment, Modification and Termination	A-15
13.2	Awards Previously Granted	A-15
ARTICLE 14 WITHHOLDING		A-16
ARTICLE 15 SUCCESSORS		A-16
ARTICLE 16 REQUIREMENTS OF LAW		A-16
16.1	Requirements of Law	A-16
16.2	Governing Law	A-16
16.3	Regulatory Requirements	A-16
ARTICLE 17 ADDITIONAL PROVISIONS		A-17
17.1	Notices	A-17
17.2	Election to Defer	A-17
17.3	Other Restrictions, Limitations and Claw Back; Compliance with Law, Rules and Regulations	A-17
17.4	Compliance with Section 409A	A-17

A-ii

GREAT SOUTHERN BANCORP, INC.

2026 OMNIBUS INCENTIVE PLAN

ARTICLE 1

ESTABLISHMENT, PURPOSE AND DURATION

1.1 Establishment of the Plan. The Company hereby establishes an incentive compensation plan to be known as the “Great Southern Bancorp, Inc. 2026 Omnibus Incentive Plan” (the “Plan”), as set forth in this document. The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units.

The Plan has been approved by the Company’s Board, but it will only become effective (the “Effective Date”) when it is approved by the Company’s stockholders at the annual meeting of the Company’s stockholders on May B, 2026 or any adjournment or postponement thereof. Prior to the Effective Date, the Company had in effect the Great Southern Bancorp Inc. 2022 Omnibus Incentive Plan and the Great Southern Bancorp, Inc. 2018 Omnibus Incentive Plan (which was frozen upon stockholder approval of the Great Southern Bancorp, Inc. 2022 Omnibus Incentive Plan) (collectively, the “Prior Plans”). No further awards shall be made under the Prior Plans after the Effective Date, and Shares reserved to make new awards under the Prior Plans shall be released; provided Shares reserved to fund issued and outstanding awards under the Prior Plans shall continue to be reserved to provide for those awards.  All awards outstanding under the Prior Plans shall remain outstanding in accordance with their terms. Each outstanding award under the Prior Plans shall continue to be governed solely by the terms of the documents evidencing such award, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such awards with respect to their acquisition of Shares.

1.2 Purpose of the Plan. The purpose of the Plan is to continue to promote the long-term success, and enhance the long-term value, of the Company by linking the personal interests of Employees and Directors with those of Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees and Directors upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent, in a manner that does not expose the Company to imprudent risks and that is consistent with the long-term health of the Company.

1.3 Duration of the Plan. Subject to approval by the stockholders of the Company, the Plan shall become effective on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board or the Committee to terminate the Plan at any time pursuant to Article 15 herein. However, in no event may an Award be granted under the Plan on or after the tenth anniversary of the Effective Date.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

2.1 Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below:

(a) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units.

(b) “Bank” means Great Southern Bank, a Missouri state-chartered trust company with banking powers, or any successor thereto.

(c) “Beneficiary” has the meaning set forth in Article 10 herein.

(d) “Board” or “Board of Directors” means the Board of Directors of the Company.

(e) “Cause” means a Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease-and-desist order. For purposes of this subsection, no act, or failure to act, on a Participant’s part shall be considered “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the financial institutions industry. Notwithstanding the foregoing, if a Participant is a party to an employment, change in control or similar agreement with the Company or any Subsidiary and such agreement defines “Cause” (or a variation of that term) in a manner different than as set forth above, the definition in such agreement shall apply for purposes of the Plan instead of the above definition.

(f) “Change in Control” means the first to occur of a “change in the ownership” of the Company or the Bank, a “change in the effective control” of the Company or the Bank or a “change in the ownership of a substantial portion” of the Company’s or the Bank’s assets, as those phrases are determined in Section 409A.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor code thereto, and the rules and regulations thereunder.

(h) “Committee” means the Committee, as specified in Section 3.1 herein, appointed by the Board to administer the Plan.

(i)  “Company” means Great Southern Bancorp, Inc., a Maryland corporation, or any successor thereto.

(j) “Director” means any individual who is a member of the Board or the board of directors of a Subsidiary, or an emeritus or advisory director of the Company or a Subsidiary who is not currently an Employee of the Company or a Subsidiary.

(k) “Disability” means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

(l) “Employee” means a full-time or part-time employee of the Company or any Subsidiary. Directors who are not otherwise employed by the Company or any Subsidiary shall not be considered Employees under the Plan.

(m) “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the rules and regulations thereunder.

(o) “Fair Market Value” means the closing market price per share of one Share on the relevant date, as reported by the NASDAQ Stock Market or any other exchange or quotation system on which the Shares are then listed or quoted. If the Shares did not trade on the relevant date, then Fair Market Value shall be the closing market price of one Share on the most recently preceding date on which the Shares traded. If the Shares are not traded on an established exchange, Fair Market Value shall be determined by the Committee in good faith. Notwithstanding anything herein to the contrary, the determination of Fair Market Value shall comply with Section 409A.

(p) “Full Value Award” means any Award under the Plan pursuant to which Shares may be issued, other than an Option or Stock Appreciation Right.

(q) “Grant Price” means the stock price above which a SAR entitles the recipient to any increase in value, as determined by the Committee.

(r) “Incentive Stock Option” or “ISO” means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and meets the requirements of Section 422 of the Code.

(s) “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares, granted pursuant to Article 6 herein, which is not an Incentive Stock Option.

(t) “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(u) “Participant” means an Employee or Director who has outstanding an Award granted under the Plan.

(v) “Period of Restriction” means the period during which the entitlement of a Participant under an Award of Restricted Stock or Restricted Stock Units is limited in some way or subject to forfeiture, in whole or in part, based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion.

(w) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act.

(x) “Performance-Based Award” means a Performance Shares Award or a Performance Units Award based on the achievement of performance goals during a Performance Period.

(y) “Performance Period” means the period of time as specified by the Committee over which Performance Shares or Performance Units are to be earned.

(z) “Performance Shares” means an Award granted pursuant to Article 9 herein which entitles a Participant to receive Shares based on the achievement of performance goals during a Performance Period.

(aa) “Performance Units” means an Award granted pursuant to Article 9 herein which entitles a Participant to receive cash, Shares or a combination thereof, based on the achievement of performance goals during a Performance Period.

(bb) “Qualified Domestic Relations Order” means a domestic relations order that satisfies the requirements of Section 414(p) of the Code (or any successor provision) as if such section applied to the applicable Award.

(cc) “Related” means (i) in the case of a SAR or other right, a SAR or other right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another right and (ii) in the case of an Option, an Option with respect to which and to the extent a SAR or other right is exercisable, in whole or in part, in lieu thereof.

(dd) “Restricted Stock” means an Award of Shares subject to a Period of Restriction granted pursuant to Article 8 herein.

(ee) “Restricted Stock Units” means an Award denominated in units subject to a Period of Restriction granted pursuant to Article 8 herein.

(ff) “Section 409A” means Section 409A of the Code and any regulations or guidance of general applicability thereunder.

(gg) “Shares” means shares of the common stock of the Company.

(hh) “Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, granted pursuant to Article 7 herein.

(ii) “Subsidiary” means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least 50% of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least 50% of the combined equity thereof.

2.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

2.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3

ADMINISTRATION

3.1 The Committee. The Plan shall be administered by a Committee, consisting of two or more members of the Board of Directors, each of whom shall be (i) a “Non-Employee Director,” as defined in Rule 16b-3 under the Exchange Act and (ii) an “Independent Director” under the corporate governance rules and regulations imposing independence standards on committees performing similar functions promulgated by any national securities exchange or quotation system on which Shares are listed.

3.2 Authority of the Committee. The Committee shall have full power except as limited by law or by the charter or bylaws of the Company or by resolutions adopted by the Board, and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and to determine the terms and provisions of, and interpret, any agreement or instrument evidencing an Award or entered into under the Plan (which agreement or instrument may be in electronic format); to establish, amend or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 13 herein) to amend or otherwise modify the Plan or the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan and, if the Award is subject to Section 409A, does not cause the Plan or the Award to violate Section 409A. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, rule or regulation, the Committee may delegate its authorities as identified hereunder.

3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all parties having an interest therein, including the Company, its stockholders, Employees, Directors, Participants and their respective successors.

ARTICLE 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.4 herein:

(a) The total number of Shares available for issuance under the Plan shall be 750,000 (the “Limit”). These Shares may be either authorized but unissued, or Shares that have been reacquired by the Company. Full Value Awards will be counted against the Limit on a 2.5-to-1 basis, subject to adjustment as provided in Section 4.4 herein. To the extent Shares subject to a Full Value Award again become available for issuance for reasons described in Section 4.3 below, such Shares shall be available for issuance under Full Value Awards. Awards that are not settled in Shares shall not be counted against the Limit.

(b) Subject to adjustment as provided in Section 4.4 herein, all of the Shares that may be issued under this Plan may be issued pursuant to SARs or Options granted hereunder, provided that the number of Shares that may be issued under this Plan pursuant to Options which are Incentive Stock Options shall be limited to 700,000.

(c) All Awards granted pursuant to this Plan shall have at the time of grant a minimum vesting period of at least one year from the date of grant (at least three years for full vesting for the chief executive officer), provided that Awards for up to 5% of the maximum Shares available under the Plan (for any Participant other than the chief executive officer) under this Plan may provide for a shorter vesting period at the time of grant.

4.2 Maximum Awards. Participants may receive one or more Awards during a calendar year. Subject to adjustment as provided in Section 4.4, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under the Plan during each calendar year:

(a) The maximum aggregate number of Shares subject to Options and/or SARs granted in any one calendar year to any one Participant shall be 50,000 Shares.

(b) The maximum aggregate number of Shares subject to Awards of Restricted Stock and/or Restricted Stock Units granted in any one calendar to any one Participant shall be 25,000.

(c) The maximum aggregate number of Shares covered by Awards of Performance Shares and/or Performance Units granted in any one calendar year to any one Participant shall be 25,000.

(d) The maximum aggregate number of Shares that may be covered by Awards granted to any Director in any one calendar year shall not have a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of greater than $90,000.

4.3 Lapsed Awards. If any Award granted under the Plan terminates, expires or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan. Shares used to pay the Exercise Price of an Option and Shares used to satisfy tax withholding obligations shall not be available for future Awards under the Plan. To the extent that Shares are delivered pursuant to the exercise of a SAR, the number of underlying Shares as to which the exercise related shall be counted against the Limit set forth in Section 4.1, as opposed to only counting the Shares issued.

4.4 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) after the Effective Date, such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change-in-capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of a Participant’s rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Exercise Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations or accounting principles.

4.5 Dividends and Dividend Equivalents. The Committee may provide that any Award under the Plan earn dividends or dividend equivalents; provided however, that dividend equivalent rights may not be granted in connection with any Option or SAR granted hereunder. Dividends or dividend equivalents may be credited to a Participant’s account, provided that such dividends or dividend equivalents shall only be paid to the Participant when (and to the extent) the Award becomes vested or earned. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or Share equivalents.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

5.1 Eligibility. Persons eligible to participate in the Plan include all Employees, including Employees who are members of the Board or the board of directors of any Subsidiary, and all Directors, including Directors of the Company and its Subsidiaries.

5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Employee or Director shall be entitled to be granted an Award under the Plan.

ARTICLE 6

STOCK OPTIONS

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Directors at any time and from time to time as shall be determined by the Committee. Subject to Sections 4.1 and 4.2, the Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant; provided however, no ISOs may be granted more than ten (10) years after March 18, 2026, which is the date the Plan was adopted by the Company’s Board. Options granted to Directors shall consist only of NQSOs and not ISOs. Any Option under this Plan which is designated by the Committee as an ISO but fails to qualify as an ISO for any reason shall be treated as a NQSO to the extent of such failure.

6.2 Option Agreement. Each Option grant shall be evidenced by an Option agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the amount or percentage of the Option that becomes exercisable on specified dates, and such other provisions as the Committee shall determine. The Option agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3 Exercise Price. The Exercise Price for each grant of an Option shall be determined by the Committee, provided that the Exercise Price shall not be less than the Fair Market Value of a Share on the date the Option is granted. In the event any holder of more than 10% of the Shares receives a grant of ISOs, the Exercise Price shall be not less than 110% of the Fair Market Value of a Share on the date of grant. Notwithstanding the authority granted to the Committee pursuant to Section 3.2, and except for adjustments pursuant to Section 4.4, once an Option is granted, the Committee shall have no authority to reduce the Exercise Price, nor may any Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower Exercise Price, or be exchanged for cash or another Award if the Exercise Price of the exchanged Option is greater than the then-current Fair Market Value of a Share, without the approval of the Company’s stockholders.

6.4 Duration of Options. Each Option granted shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth anniversary of the date of its grant, and provided further that no ISO granted to a holder of more than 10% of the Shares shall be exercisable later than the fifth anniversary of the date of its grant.

6.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant.

6.6 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by payment in full of the Exercise Price.

Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, upon exercise of any Option, the Exercise Price shall be payable to the Company in full either (a) in cash or its equivalent, (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price, (c) by broker-assisted (cashless) exercise, (d) by withholding of Shares issuable upon exercise (net settlement) or (e) by any combination of (a) through (d).

As soon as practicable after receipt of a notification of exercise and payment in full of the Exercise Price, the Company shall deliver Share certificates, or cause Shares to be issued by book-entry procedures, in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.7 Restrictions on Share Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired upon exercise for a specified period of time, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. No restriction on Share transferability shall be imposed that causes either the Shares or the Options to which the Shares relate to violate Section 409A.

6.8 Termination of Employment or Service Due to Death or Disability.

(a) Termination by Death. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, in the event the employment or service of a Participant is terminated by reason of death, any outstanding Options granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable, and all Options granted to such Participant shall remain exercisable until their respective expiration dates or for one year after the date of the Participant’s death, whichever period is shorter, by the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the Option by will or by the laws of descent and distribution.

(b) Termination by Disability. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, in the event the employment or service of a Participant is terminated by reason of Disability, any outstanding Options granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable, and all Options granted to such Participant shall remain exercisable until their respective expiration dates, or for one year after the date that the Participant’s employment or service is terminated by reason of Disability, whichever period is shorter. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, should the Participant die during the shorter of these two periods, exercisability of the Participant’s Options by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the Options by will or by the laws of descent and distribution) shall be permitted until their respective expiration dates or for one year following the date of the Participant’s death, whichever period is shorter.

(c) Exercise Limitations on ISOs. In the case of ISOs, the tax treatment prescribed under Section 422 of the Code may not be available if the Options are not exercised within the time periods provided by Section 422 for each of the various types of employment termination.

6.9 Termination of Employment or Service for Other Reasons. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, if the employment or service of a Participant shall terminate for any reason other than the reasons set forth in Section 6.8 herein, except for Cause, all outstanding Options that are not exercisable as of the date of termination immediately shall expire and terminate (and shall once again become available for grant under the Plan). However, the Committee, in its sole discretion, shall have the right to waive such termination and to immediately make exercisable all or any portion of such Options. Thereafter, unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, all such exercisable Options shall remain exercisable until their respective expiration dates, or for three months after the date of termination, whichever period is shorter. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, should the Participant die during the shorter of these two periods, exercisability of the Participant’s Options by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the Options by will or by the laws of descent and distribution) shall be permitted until their respective expiration dates or for one year following the date of the Participant’s death, whichever period is shorter.

If the employment or service of a Participant shall terminate for Cause, all outstanding Options shall immediately be forfeited to the Company regardless of the exercisability status of the Options (and shall once again become available for grant under the Plan).

6.10 Additional Requirements with Respect to Incentive Stock Options.

(a) Notice of Sale. Each Participant who receives Shares upon exercise of an Option that is an ISO shall give the Company prompt notice of any sale of Shares prior to a date which is two years from the date the Option was granted or one year from the date the Option was exercised. Such sale shall disqualify the Option as an ISO.

(b) Maximum Dollar Value of ISOs Vesting Per Year. The aggregate Fair Market Value (determined with respect to each ISO at the time such ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or a Subsidiary) shall not exceed $100,000.

6.11 Transferability of Options. Except as otherwise permitted by the Code or the regulations thereunder, no ISO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than, upon the Participant’s death, to the person designated as the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by will or by the laws of descent and distribution. An ISO may be transferred incident to a divorce (within the meaning of Code Section 1041) or pursuant to a Qualified Domestic Relations Order, but such transfer shall cause the ISO to become a NQSO as of the day of the transfer. An ISO may be transferred to a grantor trust if, under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the ISO while it is held by the trust. No NQSO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than (i) upon the Participant’s death, to the person designated as the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by will or by the laws of descent and distribution, (ii) pursuant to a Qualified Domestic Relations Order, (iii) to a grantor trust if, under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the NQSO while it is held by the trust or (iv) if specified by the Committee in the Participant’s Option agreement, by gift to any member of the Participant’s immediate family or to a trust for the benefit of the Participant or one or more of the Participant’s immediate family members. For purposes of this Section 6.11, a Participant’s “immediate family” shall mean the Participant, and the lineal ascendants and lineal descendants of such Participant or his or her spouse, or any one or more of them. Unless transferred as permitted hereby, an Option shall be exercisable during the Participant’s lifetime only by the Participant.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Employees and Directors at any time and from time to time as shall be determined by the Committee. A SAR may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related SAR was exercised. Upon the exercise or termination of a Related Option, any Related SAR shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.

The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Sections 4.1 and 4.2 herein) and, consistent with the provisions of the Plan, determining the terms and conditions pertaining to such SARs. However, the Grant Price of a SAR shall be at least equal to the Fair Market Value of a Share on the date of grant of the SAR. The Grant Price of a Related SAR shall be equal to the Exercise Price of the Related Option. The terms and conditions of any SAR shall not include provisions that provide for the deferral of compensation other than the recognition of income until the exercise of the SAR (so that the SAR will not be subject to Section 409A). Once a SAR has been granted, the Grant Price with respect thereto may not be changed except for any adjustments pursuant to Section 4.4 herein.

7.2 Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs. Notwithstanding the authority granted to the Committee pursuant to Section 3.2, and except for any adjustments pursuant to Section 4.4 of the Plan, once a SAR is granted, the Committee shall have no authority to reduce the Grant Price fixed by the Committee at the date of grant pursuant to Section 7.1 above, nor may any SAR granted under the Plan be surrendered to the Company as consideration for the grant of a new SAR with a lower price at the date of grant, or be exchanged for cash or another Award if the Grant Price of the exchanged SAR is greater than the then-current Fair Market Value of a Share, without the approval of the Company’s stockholders.

7.3 SAR Agreement. Each SAR grant shall be evidenced by a SAR agreement that shall specify the Grant Price, the term of the SAR, the number of Shares covered by the SAR, the amount or percentage of the SAR that becomes exercisable on specified dates, and such other provisions as the Committee shall determine.

7.4 Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided however, such term shall not exceed ten years.

7.5 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the Grant Price; and

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon exercise of a SAR may be in cash, in Shares of equivalent value, or in some combination thereof.

7.6 Restrictions on Share Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of a SAR under the Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired upon exercise for a specified period of time, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. No restriction on Share transferability shall be imposed that causes either the Shares or the SAR to which the Shares relate to violate Section 409A.

7.7 Termination of Employment or Service Due to Death or Disability.

(a) Termination by Death. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, in the event the employment or service of a Participant is terminated by reason of death, any outstanding SARs granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable, and all SARs granted to such Participant shall remain exercisable until their respective expiration dates or for one year after the date of the Participant’s death, whichever period is shorter, by the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the SARs by will or by the laws of descent and distribution.

(b) Termination by Disability. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, in the event the employment or service of a Participant is terminated by reason of Disability, any outstanding SARs granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable, and all SARs granted to such Participant shall remain exercisable until their respective expiration dates, or for one year after the date the Participant’s employment or service is terminated by reason of Disability, whichever period is shorter. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, should the Participant die during the shorter of these two periods, exercisability of the Participant’s SARs by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the SARs by will or by the laws of descent and distribution) shall be permitted until their respective expiration dates or for one year following the date of the Participant’s death, whichever period is shorter.

7.8 Termination of Employment or Service for Other Reasons. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, if the employment or service of a Participant shall terminate for any reason other than the reasons described in Section 7.7 herein, except for Cause, all outstanding SARs held by the Participant that are not exercisable as of the date of termination immediately shall expire and terminate (and shall once again become available for grant under the Plan). However, the Committee, in its sole discretion, shall have the right to waive such termination and to make exercisable all or any portion of such SARs. Thereafter, unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, all such exercisable SARs shall remain exercisable until their expiration dates, or for three months after the date of termination, whichever period is shorter. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, should the Participant die during the shorter of these two periods, exercisability of the Participant’s SARs by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the SARs by will or by the laws of descent and distribution) shall be permitted until their respective expiration dates or for one year following the date of the Participant’s death, whichever period is shorter.

If the employment or service of the Participant shall terminate for Cause, all outstanding SARs shall immediately be forfeited to the Company regardless of the exercisability status of the SARs (and shall once again become available for grant under the Plan) and no additional exercise period shall be allowed.

7.9 Transferability of SARs. A SAR that is Related to an ISO may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than upon the Participant’s death, to the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by will or by the laws of descent and distribution. Any other SAR, whether or not related to a NQSO, may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than (i) upon the Participant’s death, to the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by will or by the laws of descent and distribution, (ii) pursuant to a Qualified Domestic Relations Order, (iii) to a grantor trust described in Section 6.11 or (iv) if specified by the Committee in the Participant’s SAR agreement, by gift to any member of the Participant’s immediate family or to a trust for the benefit of the Participant, or one or more of the Participant’s immediate family members. For purposes of this Section 7.9, a Participant’s “immediate family” shall have the meaning ascribed to it in Section 6.11. Unless transferred as permitted hereby, a SAR shall be exercisable during the Participant’s lifetime only by the Participant.

ARTICLE 8

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1 Grant of Restricted Stock and Restricted Stock Units. Subject to the limitations set forth in Sections 4.1 and 4.2 herein, and the other terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Employees and Directors in such amounts as the Committee shall determine. Unless vested earlier pursuant to Section 8.9 or 8.10 herein, Shares of Restricted Stock and Restricted Stock Units shall vest (i.e., no longer be subject to a risk of forfeiture under a Period of Restriction), based upon continuing employment or service, over a minimum of three years, with the exception of: (i) Shares of Restricted Stock and Restricted Stock Units awarded based upon past or future performance, which shall vest, based also upon continuing employment or service, over a minimum of one year; and (ii) Shares of Restricted Stock and Restricted Stock Units granted to a person not previously an Employee or Director, or following a bona fide period of non-employment, as an inducement material to the individual’s entering into employment with the Company or any Subsidiary, which may be subject to a shorter minimum vesting period.

8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and Restricted Stock Unit grant shall be evidenced by a Restricted Stock or Restricted Stock Unit agreement that shall specify the Period of Restriction and any other vesting terms, the number of Shares of Restricted Stock or Restricted Stock Units granted, and such other provisions as the Committee shall determine. Each Restricted Stock Unit agreement shall comply with Section 409A.

8.3 Non-transferability. Except as otherwise provided in this Plan or the Restricted Stock or Restricted Stock Unit agreement, Shares of Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction specified in the Restricted Stock or Restricted Stock Unit agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock or Restricted Stock Unit agreement. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in the Restricted Stock or Restricted Stock Unit agreement.

8.4 Other Restrictions. In addition to the restrictions set forth in Section 8.1 herein, the Committee may impose such restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable, including restrictions under applicable federal or state securities laws; and may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. The Committee may also require that Participants pay a stipulated purchase price for each Share of Restricted Stock or Restricted Stock Unit, or impose holding requirements or sale restrictions upon vesting of Restricted Stock or settlement of Restricted Stock Units in Shares.

8.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Great Southern Bancorp, Inc. 2026 Omnibus Incentive Plan and in a Restricted Stock agreement dated ____, 20__. A copy of the Plan and such Restricted Stock agreement may be obtained from the Corporate Secretary of Great Southern Bancorp, Inc.”

8.6 Removal of Restrictions. Except as otherwise provided in this Section, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.5 herein removed from his or her Share certificate.

8.7 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares. Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are issued to the Participant in settlement of the Restricted Stock Units.

8.8 Dividends and Other Distributions. Subject to Section 4.5 herein, during the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be entitled to receive credit for dividends and other distributions paid with respect to those Shares, provided that they shall only be paid when (and to the extent) the Restricted Stock becomes vested or earned. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. Participants shall have no rights to dividends or other distributions paid on the Shares underlying Restricted Stock Units other than dividends and distributions with a record date on or after the date on which the Shares are issued to the Participant. Subject to Section 4.5 herein, the Committee may provide for dividend equivalent units in the Participant’s Restricted Stock Unit agreement.

8.9 Termination of Employment or Service Due to Death or Disability. Unless otherwise set forth in the Restricted Stock or Restricted Stock Unit agreement, in the event that a Participant’s employment or service is terminated by reason of death or Disability, the Period of Restriction with respect to the Participant’s Shares of Restricted Stock or Restricted Stock Units shall lapse as of the date of termination.

8.10 Termination of Employment or Service for Other Reasons. Unless otherwise set forth in the Restricted Stock or Restricted Stock Unit agreement, if the employment or service of the Participant shall terminate for any reason other than those reasons described in Section 8.9 herein, including for Cause, all unvested Shares of Restricted Stock and Restricted Stock Units held by the Participant at that time immediately shall be forfeited and, in the case of Restricted Stock, the Shares shall be returned to the Company (and shall once again become available for grant under the Plan); provided, however, that with the exception of a termination of employment or service for Cause, the Committee, in its sole discretion, shall have the right to provide for lapsing of the Period of Restriction with respect to Restricted Stock or Restricted Stock Units following termination of employment or service for any reason other than those described in Section 8.9 herein, upon such terms and provisions as it deems proper.

8.11 Settlement of Restricted Stock Units. Restricted Stock Units shall be settled (paid) at such time as is specified in the Restricted Stock Unit agreement. When and if Restricted Stock Units become payable, a Participant having received the grant of such units shall be entitled to receive payment from the Company in cash, Shares or a combination thereof, as determined by the Committee at its sole discretion.

ARTICLE 9

PERFORMANCE SHARES AND PERFORMANCE UNITS

9.1 Grant of Performance Shares and Performance Units. Subject to the limitations set forth in Sections 4.1 and 4.2 herein and the other terms of the Plan, the Committee, at any time and from time to time, may grant Performance Shares, or Performance Units entitling the Participant to future cash payments or Shares or a combination thereof, based upon the level of achievement with respect to one or more pre-established performance goals established for a Performance Period.

9.2 Amount of Award. The Committee shall establish a maximum amount of a Participant’s Award, which amount shall be denominated in Shares in the case of Performance Shares or in units in the case of Performance Units.

9.3 Award Agreement. Each Award of Performance Shares or Performance Units shall be evidenced by a Performance Share or Performance Unit agreement, which shall contain provisions regarding (i) the target and maximum amount payable to the Participant pursuant to the Award, (ii) the performance goals and level of achievement versus these goals that shall determine the amount of such payment, (iii) the Performance Period as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) whether and the extent to which Participants holding Performance Shares or Performance Units will receive dividends or dividend equivalents with respect to dividends declared with respect to the Shares, which, if any, shall be subject to Section 4.5 herein, (vi) restrictions on the alienation or transfer of the Award prior to actual payment and restrictions on the sale or transfer of Shares following actual payment of an Award paid in Shares, (vii) forfeiture provisions, and (viii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Committee.

9.4 Performance Goals. Performance goals established by the Committee shall relate to Company or Subsidiary-wide, group or individual performance, and be based upon such measures as are determined by the Committee. Multiple performance goals may be used and the components of multiple performance goals may be given the same or different weighting in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, individuals or entities.

9.5 Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Award of Performance Shares or Performance Units on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine, if so provided in the terms of the Award.

9.6 Payment of Awards. Following the conclusion of each Performance Period, the Committee shall determine the extent to which performance goals have been attained, and the satisfaction of any other terms and conditions with respect to an Award relating to such Performance Period. The Committee shall determine what, if any, payment is due with respect to an Award and, in the case of Performance Units, whether such payment shall be made in cash, Shares or a combination thereof. Payment shall be made in a lump sum within 60 days after the Committee determines that a payment is due (or at such other time as provided for in the Performance Share or Performance Unit agreement that either qualifies as a short-term deferral that is exempt from Section 409A, or satisfies Section 409A).

9.7 Termination of Employment or Service Due to Death or Disability. Unless provided otherwise in the Participant’s agreement evidencing his or her Performance Shares or Performance Units, if the employment or service of a Participant shall terminate before the end of a Performance Period by reason of death or Disability, then to the extent it is determined by the Committee following the end of the Performance Period in accordance with Section 9.6 that the performance goals have been attained, the Participant shall be entitled to a pro rata payment based on the number of months’ service during the Performance Period but based on the achievement of performance goals during the entire Performance Period; payment under these circumstances shall be made at the time payments are made to Participants who did not terminate service during the Performance Period, subject to Section 9.6 herein.

9.8 Termination of Employment or Service for Other Reasons. Unless provided otherwise in the Participant’s agreement evidencing his or her Performance Shares or Performance Units, if the employment or service of a Participant shall terminate before the end of a Performance Period for any other reason, all outstanding Awards of Performance Shares or Performance Units to such Participant shall be cancelled; provided, however, that in the event of a termination of the employment or service of the Participant by the Company other than for Cause, the Committee in its sole discretion may waive the foregoing automatic cancellation provision and pay out on a pro rata basis as set forth in Section 9.7 herein.

9.9 Non-transferability. Except as otherwise provided in the Participant’s agreement evidencing his or her Award of Performance Shares or Performance Units, Performance Shares and Performance Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than upon the Participant’s death, to the Participant’s Beneficiary or, if no Beneficiary has been designated by the Participant, by will or by the laws of descent and distribution. Further, except as otherwise provided in the Participant’s agreement evidencing his or her Award of Performance Shares or Performance Units, a Participant’s rights under the Plan shall inure during his or her lifetime only to such Participant.

ARTICLE 10

BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit or right under the Plan is to be paid or transferred in case of his or her death before he or she receives any or all of such benefits or rights (a “Beneficiary” or “Beneficiaries”). Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits or rights remaining at the Participant’s death shall be paid or transferred to the Participant’s estate.

ARTICLE 11

RIGHTS OF EMPLOYEES AND DIRECTORS

11.1 Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary. For purposes of the Plan, unless the Committee provides otherwise in an Award agreement, service includes service of a Participant in any capacity as a director, advisory or emeritus director, officer or employee of the Company or any Subsidiary, including an Employee who subsequently becomes a Director.

11.2 Participation. No Employee or Director shall be entitled to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 12

CHANGE IN CONTROL

12.1 Effect of Change in Control. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 12 shall apply in the event of a Change in Control. The Board has final authority to determine the exact date on which a Change in Control has been deemed to have occurred.

12.2 Conditional Vesting. Upon a Change in Control, except to the extent that another Award meeting the requirements of Section 12.3 (a “Replacement Award”) is provided to the Participant to replace an outstanding Award (the “Replaced Award”) and except as otherwise provided by the Committee in the applicable Award Agreement:

(a) Each SAR and Option then outstanding shall become fully vested and exercisable;

(b) Any remaining Period of Restriction applicable to Restricted Stock or Restricted Stock Units shall automatically terminate and the Shares of Restricted Stock shall thereby be free of restrictions and be fully transferable, and distribution of Shares or cash with respect to Restricted Stock Units shall occur pursuant to Section 8.11 above, provided, however, that with respect to any Restricted Stock or Restricted Stock Unit Award subject to performance-based vesting conditions, the effect of a Change in Control on such Award shall be determined applying the principles of Section 12.2(c) below as if such Award was a Performance Share Award; and

(c) Each Performance Unit or Performance Share Award held by the Participant shall be deemed earned and shall be paid to the extent of the greater of (i) the extent, as determined by the Committee, to which the Performance Goals applicable to such Performance-Based Award have been met during the applicable Performance Period up through and including the effective date of the Change in Control or (ii) the target number of Performance Units or Performance Shares determined at the date of grant, with such target number to be pro-rated based on the elapsed proportion of the applicable Performance Period up through and including the effective date of the Change in Control.

12.3 Replacement Awards. An Award shall meet the conditions of this Section 12.3 (and hence qualify as a Replacement Award) if:

(a) it has a value at least equal to the value of the Replaced Award;

(b) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control;

(c) it meets the requirements of Section 12.4 below; and

(d) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control and the provisions of Section 12.4).

(e) Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 12.3 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

12.4 Separation from Service. Upon an involuntary separation from service of a Participant (other than for Cause but including voluntary resignation for good reason under an applicable plan or agreement) occurring in connection with or during the period of two (2) years after a Change in Control, all Replacement Awards held by the Participant, to the extent not vested as of such separation, shall become fully vested and (if applicable) exercisable and free of restrictions.

ARTICLE 13

AMENDMENT, MODIFICATION AND TERMINATION

13.1 Amendment, Modification and Termination. The Board or the Committee may, at any time and from time to time, terminate, amend or modify the Plan without the consent of stockholders or Participants, except that any such action will be subject to the approval of the Company’s stockholders if, when and to the extent such stockholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board, in its discretion, determines to seek such stockholder approval. In addition, Options and SARs issued under the Plan may not be repriced, replaced or re-granted through cancellation, by being exchanged for cash or other Awards or by lowering the Exercise or Grant Price of a previously granted Option or SAR (other than as described in Section 4.4 herein), except with the approval of the Company’s stockholders to the extent required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted and, to the extent applicable, in compliance with Section 409A and except that SARs may be settled in cash in accordance with Section 7.5. Neither the Board nor the Committee may materially waive any conditions of, or rights of the Company under, or modify or amend the terms of any outstanding Award, nor may the Board or Committee amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise herein provided, including, without limitation as provided in Section 13.2 herein.

13.2 Awards Previously Granted. No termination, amendment or modification of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant; provided, however, that the Participant shall not be required to consent to any amendment or modification required by law or for the Plan to comply with Section 409A.

ARTICLE 14

WITHHOLDING

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise or payment made under or as a result of the Plan. The Committee may provide for Participants to satisfy withholding requirements by having the Company withhold Shares or the Participant making other arrangements acceptable to the Committee.

ARTICLE 15

SUCCESSORS

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company.

ARTICLE 16

REQUIREMENTS OF LAW

16.1 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

16.2 Governing Law. To the extent not preempted by federal law, the Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Maryland.

16.3 Regulatory Requirements. Anything in this Plan or an Award to the contrary notwithstanding, it is intended, to the extent required, that this Plan and Awards granted hereunder comply with the requirements of legislative or regulatory limitations or requirements which are or may become applicable to the Company and the Awards made hereunder (collectively, the “Regulatory Requirements”), including, but not limited to, provisions limiting payment of certain bonus, incentive or retention compensation or “golden parachute payments” to certain officers or highly compensated employees, requiring that the Company may recover (claw back) bonus and incentive compensation in certain circumstances, and precluding bonus and incentive arrangements that encourage unnecessary or excessive risks that threaten the value of the Company or any Subsidiary, in each case within the meaning of the Regulatory Requirements, and only to the extent applicable to the Company (or a Subsidiary) and a Participant. The application of this Section 16.3 is intended to, and shall be interpreted, administered and construed to, cause the Plan and Awards to comply with the Regulatory Requirements and, to the maximum extent consistent with this Section 16.3 and the Regulatory Requirements, to permit the operation of the Plan and each Award in accordance with the terms and provisions thereof before giving effect to the provisions of this Section 16.3 or the Regulatory Requirements.

ARTICLE 17

ADDITIONAL PROVISIONS

17.1 Notices. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or three (3) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

(a)	If to the Committee:

Great Southern Bancorp, Inc.

218 South Glenstone Avenue

Springfield, Missouri 65802

Attention: Corporate Secretary

(b)	If to a Participant, to such person’s address as shown in the Company’s records.

17.2 Election to Defer. To the extent provided by the Committee under this Plan or an applicable deferral plan established by the Company or a Subsidiary, the receipt of payment of cash or delivery of Shares that would otherwise be due to a Participant pursuant to an Award hereunder, other than Options and SARs, may be deferred at the election of the Participant. Any such deferral elections and the payment of any amounts so deferred shall be made in accordance with such rules and procedures as the Committee may establish under this Plan or the applicable deferral plan, which rules and procedures shall comply with Section 409A of the Code.

17.3 Other Restrictions, Limitations and Clawback; Compliance with Law, Rules and Regulations. The Committee may provide that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment, to delayed or deferred payment or to holding period requirements upon the occurrence of certain specified events or circumstances in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (a) termination of employment or service for Cause, (b) fraudulent or illegal actions or other misconduct, (c) violation of any Company and/or Subsidiary code of ethics, conflict of interest, insider trading or similar policy, code of conduct or general clawback policy applicable to the Participant, (d) failure to enter into, or the breach of, any noncompetition, non-solicitation, confidentiality, or other restrictive covenant that may apply to the Participant, (e) other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries or (f) requirements of applicable laws, rules or regulations, including the Regulatory Requirements (as described in Section 16.3). If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 (and not otherwise exempted), or in other circumstances subjecting Participants to the obligation to repay, and for the Company to recoup (claw back) incentive or other compensation, the Participant shall reimburse the Company with respect to payments received upon exercise or in settlement of an Award earned or accrued, and/or outstanding Awards shall be reduced, surrendered or cancelled, in such amount and with respect to such time period as the Committee shall determine to be required by applicable law, rule or regulation.

17.4 Compliance with Section 409A. This Plan is intended to comply with, and shall be administered in a manner that is intended to comply with, Section 409A and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A shall be amended to comply with Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A. In the case of amounts not intended to be deferrals of compensation subject to Section 409A, such as, but not limited to, annual incentive Awards, payment or settlement of amounts under such Awards shall occur not later than March 15 of the year following the year in which the Participant has a legally-binding right to payment or settlement. In the case of amounts intended to be deferrals of compensation subject to Section 409A, the initial deferral election shall be made and become irrevocable no later than December 31 of the year immediately preceding the year in which the Participant first performs services related to such compensation, provided that the timing of such initial deferral election may be later as provided in Section 409A with respect to initial participation in the Plan and for “performance-based compensation” as defined under Section 409A. If an amount payable under an Award as a result of the separation from service (other than due to death) occurring while the Participant is a “specified employee” (as defined in Section 409A) constitutes a deferral of compensation subject to Section 409A, then payment of such amount shall not occur until six (6) months and a day after the date of the Participant’s “separation from service” except as permitted under Section 409A. With respect to any Award that is not exempt from Section 409A, all references in this Plan to a termination of employment or service or a “separation from service” shall mean a cessation or reduction in the Participant’s services for the Company (and any other affiliated entities that are deemed to constitute a “service recipient” as defined in Treasury Regulation §1.409A-1(h)(3)) that constitutes a “Separation from Service” as determined under Section 409A of the Code, taking into account all of the facts, circumstances, rules and presumptions set forth in Treasury Regulation §1.409A-1(h).

01 - Julie Turner Brown 02 - Earl A. Steinert, Jr. 03 - William V. Turner 3 2 B V 1. Election of Three Directors, each for a three - year term: For Withhold For Withhold For Withhold The Sample Company Proposals — The Board of Directors recommend a vote FOR all nominees listed in Proposal 1, and FOR Proposals 2 and 3. A 043SRB 2. The advisory (non - binding) vote on executive compensation. 3. The ratification of the appointment of Forvis Mazars, LLP as Great Southern Bancorp, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2025. For Against Abstain For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B Annual Meeting Proxy Card 1234 5678 9012 345 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ხ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ხ MMMMMMMMMMMM MMMMMMMMM 6 4 3 8 9 9 If no electronic voting, delete QR code and control # 000001 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T MMMMMMM Online Go to www . envisionreports . com/GSBC or scan the QR code — login details are located in the shaded bar below . Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Phone Call toll free 1 - 800 - 652 - VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/GSBC

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/GSBC Great Southern Bancorp, Inc. Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 7, 2025 The undersigned hereby revokes all proxies previously given with respect to all shares of common stock, $ . 01 par value, of Great Southern Bancorp, Inc . (“Bancorp”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Bancorp (the “Annual Meeting”), to be held virtually over the internet at : meetnow . global/MGY 5 A 4 H, on May 7 , 2025 , at 10 : 00 a . m . , Central time, and appoints the official proxy committee of Bancorp, consisting of Kevin R . Ausburn, Thomas J . Carlson, Amelia A . Counts, Steven D . Edwards, Debra Mallonee (Shantz) Hart, Douglas M . Pitt, and Joseph W . Turner, each with the power of substitution, to act as attorneys - in - fact for the undersigned for the purpose of voting such stock at the Annual Meeting, and at any and all adjournments or postponements thereof, as fully and with the same effect as the undersigned might or could do if personally present, as directed herein . This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder . If no direction is made, this proxy will be voted FOR the election of the nominees named in Proposal 1 , FOR Proposal 2 and FOR Proposal 3 . If any other business is presented at the Annual Meeting, this proxy will be voted by those named in this proxy in their best judgment . At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting . This proxy may be revoked in the manner described in Bancorp’s Proxy Statement for the Annual Meeting . The undersigned acknowledges receipt from Bancorp, prior to the execution of this proxy, of the Notice of Annual Meeting, Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31 , 2024 . Please complete, date, sign, and mail this proxy card in the enclosed postage - paid envelope or vote by telephone or the Internet . (Items to be voted appear on reverse side) Non - Voting Items C ხ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ხ Change of Address — Please print new address below. Comments — Please print your comments below. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/GSBC. 2025 Great Southern Bancorp, Inc. Annual Meeting of Stockholders May 7, 2025, 10:00 am CT Virtual Meeting The Great Southern Bancorp, Inc. Annual Meeting of Stockholders will be held on May 7, 2025 at 10 am CT, virtually via the Internet at meetnow.global/MGY5A4H. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.